Exhibit 10.12

SILGAN PLASTICS

PENSION PLAN

FOR

SALARIED EMPLOYEES

2009 Restatement

SILGAN PLASTICS

PENSION PLAN

FOR

SALARIED EMPLOYEES

2009 Restatement

TABLE OF CONTENTS

HISTORY OF THE PLAN		1

EFFECTIVE DATE OF AMENDMENTS		1

ARTICLE I – STATEMENT OF PURPOSE		3

ARTICLE II – DEFINITIONS		3

2.1	Accrued Benefit	3
2.2	Actuary	3
2.3	Affiliate	3
2.4	Annuity Starting Date	3
2.5	Average Total Earnings	3
2.6	Beneficiary	5
2.7	Board of Directors	5
2.8	Code	5
2.9	Controlled Group	5
2.10	Covered Employment	5
2.11	Disabled Terminated Employee	6
2.12	Early Retirement Age	6
2.13	Early Retirement Date	6
2.14	Employee	6
2.15	Employer	7
2.16	ERISA	7
2.17	Late Retirement Date	7
2.18	Leased Employee	7
2.19	Monsanto Controlled Group	7
2.20	Monsanto Salaried Plan	8
2.21	Normal Retirement Age	8
2.22	Normal Retirement Date	8
2.23	Other Monsanto Plan	8
2.24	Participant	8
2.25	Permanent Disability	8
2.26	Plan	8
2.27	Plan Administrator	8
2.28	Plan Year	8

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2.29	Retired Participant	8
2.30	Retirement Date	8
2.31	Sponsor	9
2.32	Spouse or Surviving Spouse	9
2.33	Termination of Employment	9
2.34	Trust Agreement	9
2.35	Trust Fund	9
2.36	Trustee or Trustees	9

ARTICLE III – PARTICIPATION		9

3.1	Entry Date	9
3.2	Reemployed Participants	10
3.3	Participant Freeze	10

ARTICLE IV – SERVICE		10

4.1	Year of Vesting Service	10
4.2	Accreditation of Years of Vesting Service	11
4.3	Year of Benefit Service	12
4.4	Accreditation of Years of Benefit Service	12
4.5	Hour of Service	13
4.6	Accreditation of Hours of Service	14
4.7	One Year Break in Service	14
4.8	Special Rule for Disabled Terminated Employees	15
4.9	Absence in Military Service	15

ARTICLE V – RETIREMENT BENEFITS		15

5.1	Normal Retirement Benefit	15
5.2	Early Retirement Benefit	17
5.3	Late Retirement	18
5.4	Hourly Paid Employees Transferred to Salaried Basis	18
5.5	Offset of Benefits	19
5.6	Protected Benefits	19

ARTICLE VI – VESTED DEFERRED BENEFITS		20

6.1	Benefits on Termination of Employment	20
6.2	Termination Prior to Vesting	20

ARTICLE VII – DEATH BENEFITS		20

7.1	Pre-Retirement Surviving Spouse’s Annuity	20
7.2	Spouse’s Retirement Income Benefit	21
7.3	Special Spouse’s Retirement Income Benefit	22

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ARTICLE VIII – LIMITATION OF BENEFITS		23

8.1	ERISA Limitation on Benefits	23
8.2	Reduction of Benefits	24

ARTICLE IX – FORMS OF PAYMENT		24

9.1	Automatic Forms	24
9.2	Qualified Joint and Survivor Annuity	25
9.3	Waiver of Qualified Joint and Survivor Annuity	25
9.4	Notice and Election Rules	26
9.5	Optional Forms of Payment	27
9.6	Distribution of Small Amounts	28
9.7	Benefit Upon Re-employment After Cash-out	29
9.8	Actuarial Equivalent	30
9.9	Qualified Domestic Relations Orders	30
9.10	Terminated Vested Options	31
9.11	Protected Options	31
9.12	Direct Rollover of Eligible Rollover Distributions	31

ARTICLE X – PAYMENT OF BENEFITS		32

10.1	Claim for Benefits	32
10.2	Date and Duration of Retirement Income	33
10.3	Date and Duration of a Pre-Retirement Surviving Spouse’s Annuity	33
10.4	Latest Time of Payment	33
10.5	Payments to Legal Incompetents	39
10.6	Misstatement in Application for Annuity	39
10.7	Suspension of Benefits for Continued Employment after Retirement Age	39
10.8	Benefits for Re-Hired Retirees	40
10.9	Date of QDRO Payments	40

ARTICLE XI – FUNDING		40

11.1	Pension Fund	40
11.2	Annual Actuarial Examination	41
11.3	Allocation of Contributions Among Employers	41
11.4	Rights of Participants	41
11.5	Return of Employer Contributions	41
11.6	Employee Contributions	41

ARTICLE XII – TRUST FUND INVESTMENTS		41

12.1	Trust Agreement	41
12.2	Investment of Trust Assets	42
12.3	Funding Policy	42

ARTICLE XIII – ADMINISTRATION		42

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13.1	Appointment of Plan Administrator	42
13.2	Allocation of Duties	42
13.3	Written Instructions and Information	43
13.4	Compensation of Fiduciaries	43
13.5	Expenses of Administration	43
13.6	Allocation and Delegation Procedures	44
13.7	Agent for Service of Legal Process	44
13.8	Standard of Review	44
13.9	Indemnification of Plan Administrator	44

ARTICLE XIV – CLAIMS AND REVIEW PROCEDURE		44

14.1	Claims for Benefits	45
14.2	Written Denials of Claims	45
14.3	Appeal of Denial	45

ARTICLE XV – AMENDMENT AND TERMINATION		46

15.1	Amendment	46
15.2	Termination	46
15.3	Limitations on Benefits upon Termination	47

ARTICLE XVI – MISCELLANEOUS		48

16.1	Anti-Assignation	48
16.2	Rights of Employee	49
16.3	Source of Benefits	49
16.4	Notice of Address	49
16.5	Actions by a Corporation	49
16.6	Rules of Construction	50
16.7	Plan Mergers	50
16.8	Forfeitures	50
16.9	Acceptance of Transfers from Other Qualified Plans	50

ARTICLE XVII – TOP-HEAVY		50

17.1	Top-Heavy Determination	50
17.2	Valuation as of Determination Date	51
17.3	Key Employee	51
17.4	Vesting Requirements	52
17.5	Minimum Benefits	52
17.6	Adjustment to Combination Defined Benefit Plan and Defined Contribution Plan Limitations	53
17.7	Subsequent Amendment of Provisions	53
17.8	EGTRRA Addendum.	53

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SILGAN PLASTICS

PENSION PLAN

FOR

SALARIED EMPLOYEES

2009 Restatement

HISTORY OF THE PLAN

The Silgan Plastics Pension Plan for Salaried Employees (formerly named the “InnoPak Plastics Corporation Pension Plan for Salaried Employees” and the “Silgan Plastics Corporation Pension Plan for Salaried Employees”) initially was adopted effective as of January 1, 1988, by an instrument dated December 12, 1988.

The Plan was amended and completely restated by an instrument dated March 1, 1989 (the “1989 Restatement”). The 1989 Restatement was amended by a First Amendment dated April 27, 1989, and a Second Amendment dated January 19, 1990. The Plan was further amended and completely restated by an instrument dated December 18, 1991 (the “1991 Restatement”). The 1991 Restatement was amended by a First Amendment dated January 4, 1993, and a Second Amendment effective January 1, 1994 to implement the lower Section 401(a)(17) limit of $150,000. The Plan was further amended and completely restated by an instrument dated December 20, 1994 (the “1994 Restatement”). The 1994 Restatement was amended by a First Amendment dated February 10, 1995, a Second Amendment dated September 25, 1995, a Third Amendment dated February 12, 1997, and a Fourth Amendment dated June 6, 1998.

The Plan was amended and completely restated June 27, 2001 by the 2000 Restatement. The 2000 Restatement was amended by a First Amendment dated December 14, 2001; a Second Amendment dated December 14, 2001; a Third Amendment dated December 11, 2002; a Fourth Amendment dated April 22, 2003, a Fifth Amendment dated June 30, 2004, a Sixth Amendment dated September 24, 2004, and a Seventh Amendment dated December 16, 2005.

The Plan was amended and completely restated (the “2006 Restatement”) to incorporate all prior amendments, including the EGTRRA compliance amendments, generally effective January 1, 2006. The 2006 Restatement was amended by a First Amendment and a Second Amendment thereto.

EFFECTIVE DATE OF AMENDMENTS

The Silgan Plastics Pension Plan for Salaried Employees is hereby renamed, amended and completely restated (the “2009 Restatement”) to incorporate all prior amendments, to reflect a change in the name of the Sponsor and the Plan, to comply with the final regulations under

Section 415 of the Code (published on April 5, 2007), and to make such other changes as the Sponsor finds necessary or desirable. This 2009 Restatement is generally effective January 1, 2009, except as otherwise explicitly provided herein. Effective January 1, 2009, the Sponsor shall be Silgan Plastics LLC.

The rights and benefits of any Participant entitled to benefits under this Plan generally shall be determined in accordance with the applicable provisions of the Plan as in effect at the time the applicable event occurs, except as otherwise explicitly provided in this Plan.

The amount of the Accrued Benefit of a Participant determined under Section 5.1 (normal retirement), Section 5.2 (early retirement), Section 5.3 (late retirement) or Section 6.1 (vested terminated), shall be determined in accordance with the applicable provisions of the Plan as in effect at the time of Termination of Employment of the Participant; except that the benefit of a Participant who is transferred from Covered Employment to uncovered employment and is employed in uncovered employment at Termination of Employment shall be shall be determined in accordance with the applicable provisions of the Plan as in effect at the time of such transfer. Furthermore, the amount of the Accrued Benefit of a Disabled Terminated Employee shall be determined in accordance with the applicable provisions of the Plan as in effect at the time such Participant ceases to accrue benefits in accordance with Section 4.8.

The provisions of the basic plan document shall apply generally to all Participants, except as specifically provided in a Supplement. The rights and benefits of a Participant attributable to employment at a particular plant or location shall be governed by the Supplement applicable to that plant or location to the extent the provisions of such Supplement specifically override or supplement the provisions of the basic plan document.

ARTICLE I – STATEMENT OF PURPOSE

This Plan is intended to provide a means whereby an Employer may provide a measure of financial security for its qualified Employees and their Beneficiaries upon retirement or death. It is intended that the Plan shall qualify as a pension plan under Section 401 of the Internal Revenue Code of 1986.

ARTICLE II – DEFINITIONS

The following words and phrases, when used in this Plan, unless the context clearly indicates otherwise, shall have the following meanings:

2.1 Accrued Benefit. The amount from time to time payable to a Participant in the form of a Single Life Annuity beginning on the Normal Retirement Date of the Participant determined in accordance with the Plan, including any applicable Supplement, as if the Participant had incurred a Termination of Employment at such time, but determined without regard to whether the Participant has a vested right to such amount.

2.2 Actuary. An actuary, enrolled by the Joint Board for the Enrollment of Actuaries, selected by the Sponsor.

2.3 Affiliate. Any corporation or other business entity that from time to time is, along with the Sponsor, a member of a controlled group of businesses (as defined in Sections 414(b) and 414(c) of the Code, a member of an affiliated service group (as defined in Section 414(m) of the Code), or a member of a group defined in 414(o) of the Code; and any other business entity that is an Employer. A business entity is an Affiliate only while a member of such group.

2.4 Annuity Starting Date. The first day of the first period for which an amount is paid in accordance with the Plan (not the actual day of payment); or, for payments in a form other than an annuity, the date as of which distribution is made.

2.5 Average Total Earnings. The greater of the earnings in the following two earnings computation periods:

(a)	The monthly average of earnings received during the thirty-six full months immediately before the date the Participant most recently ceased to be a full-time Employee in Covered Employment, multiplied by twelve; and

(b)	The monthly average of earnings received during the highest three of the five most recent full calendar years ending on or before the day the Participant most recently ceased to be a full-time Employee in Covered Employment, multiplied by twelve.

Notwithstanding the above, the earnings of a Participant who most recently ceased to be in Covered Employment before May 1, 2003, but who had not yet incurred a Termination of Employment as of May 1, 2003, shall be determined with respect to the thirty-six month or five calendar year period ending on April 30, 2003.

Computation of a Participant’s Average Total Earnings shall be subject to the following:

(a)	For purposes of calculating Average Total Earnings during the final thirty-six month computation period, if the Participant has no earnings during one or more of his final thirty-six months, then his Average Total Earnings shall be the average of his monthly earnings during such final thirty-six months in which he had earnings;

(b)	If his base salary has been reduced because of a decline in his physical or mental capacity to continue his former assignment, or because he was transferred to a position of reduced responsibilities or his assignment was abolished or its responsibilities curtailed, his Average Total Earnings shall be computed as if his base salary had not been reduced;

(c)	If he received disability income from any employee welfare benefit plan maintained by his Employer or in which his Employer participates, then his average monthly earnings for the computation periods for determination of Average Total Earnings shall be computed:

(i)	On the assumption that for each month of such computation periods during which month he received disability income under such plan he had monthly earnings equal to but not less than his base salary for the month immediately preceding the month in which his disability income commenced under such plan; and

(ii)	With respect to the balance of such computation periods, if any, by applying the actual earnings received;

(d)	If a Participant, who was employed by a member of the Monsanto Controlled Group on August 31, 1987, incurs a Termination of Employment prior to completing thirty-six months of service with a member of the Controlled Group, Average Total Earnings shall include monthly earnings during the computation period from the Monsanto Controlled Group; and

(e)	Effective on and after January 1, 2001, in the event a Participant’s Average Total Earnings in any year or twelve-month period falling within the applicable computation period described in this section shall be based on less than 2080 Hours of Service, such Average Total Earnings shall be adjusted to reflect 2080 Hours of Service in such year or twelve-month period for purposes of this Section. The adjusted Average Total Earnings shall be determined by dividing 2080 by the number of actual Hours of Service for such year or twelve-month period, and then multiplying this factor by the actual Average Total Earnings for such year or twelve-month period.

Average Total Earnings shall include the total amount of cash paid to an Employee, or that would be paid to an Employee but for amounts withheld from payroll for taxes or pursuant to a salary reduction agreement entered into by the Employee, by a member of the Controlled Group that is comprised of base salary and incentive pay that is determined on the basis of individual performance. Pay other than base salary that is not determined on the basis of individual performance, such as moving expenses and cost of living supplements for temporary assignments, are not included in Average Total Earnings. In no event shall pay used in the calculation of Average Total Earnings exceed one hundred twenty-five percent (125%) of base salary for any calendar year or portion thereof. For this purpose, a bonus received in a calendar year shall be treated as if one-twelfth of the bonus had been received in each month of such calendar year.

Notwithstanding any other provision of this Plan, in no event shall the earnings of a Participant taken into account under this Plan for any Plan Year exceed the maximum amount permitted in Section 401(a)(17) of the Code for that Plan Year ($245,000 for 2009) as adjusted from time to time. The $200,000 compensation limit shall apply to years beginning prior to January 1, 2002, in determining benefit accruals after December 31, 2001. If the period for determining earnings in a Plan Year is less than the full Plan Year, the maximum amount for that Plan Year shall be reduced proportionately.

2.6 Beneficiary. The person or persons validly designated by a Participant to receive whatever benefits may be payable on or after the death of the Participant, other than a person designated as a joint annuitant under a joint and survivor form of annuity. A person designated as such a joint annuitant may not name a beneficiary.

2.7 Board of Directors. The Board of Directors of the Sponsor.

2.8 Code. The Internal Revenue Code of 1986. Reference to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.

2.9 Controlled Group. The Sponsor and each Affiliate.

2.10 Covered Employment. All service performed for an Employer for which an Employee is compensated on a salaried basis while classified by the Employer as an employee (without regard to any retroactive reclassification) assigned to any of the following locations or job categories:

(a)	Any historical Monsanto Company location effective on and after September 1, 1987;

(b)	Service with Fortune Plastics, Inc. in the job categories of Vice President and General Manager and Vice President of Sales and Marketing, and service with Express Plastic Containers, Ltd. in the job category of Vice President and General Manager on and after April 1, 1989;

(c)	Any historical Fortune Plastics, Inc. location effective on and after January 1, 1990;

(d)	Any historical Silgan P.E.T. Corporation location effective on and after July 24, 1989;

(e)	Service at the Flora, Illinois location on and after April 1, 1997;

(f)	Service at the Fairfield, Ohio location on and after January 1, 1999;

(g)	Any historical Clearplass Containers, Inc. location effective on and after January 1, 2000;

(h)	Any historical RXI Holdings, Inc. (including its subsidiaries) location on and after January 1, 2001;

(i)	The Port Clinton, Ohio location on and after January 1, 2001;

(j)	The Woodstock, Illinois location on and after July 1, 2004;

(k)	The Allentown, Pennsylvania location on and after October 1, 2004; and

(l)	Any other category of service for which an Employee is compensated on a salaried basis that is designated by the Sponsor in writing as Covered Employment on and after the date specified in such written designation.

Except as otherwise provided in an applicable Supplement, service as an hourly-paid Employee, service while the Employee is a member of a collective bargaining agreement with respect to which retirement benefits were the subject of good faith bargaining and service as a Leased Employee is not Covered Employment.

2.11 Disabled Terminated Employee. A former employee who is receiving long-term disability benefits under the long-term disability plan of the Sponsor; provided that, the Participant shall have completed at least two and one-half (2 1/2) Years of Benefit Service as of his last full day of active service with a member of the Controlled Group.

2.12 Early Retirement Age. The date on which an Employee first attains fifty-five (55) years of age and completes five (5) Years of Vesting Service.

2.13 Early Retirement Date. The first day of the month next following the date the Employee incurs a Termination of Employment after attaining his Early Retirement Age.

2.14 Employee. Any individual who is employed by any member of the Controlled Group and any Leased Employee.

2.15 Employer. Silgan Plastics LLC (formerly named Silgan Plastics Corporation and InnoPak Plastics Corporation); Fortune Plastics, Inc.; Express Plastic Containers, Ltd.; Clearplass Containers, Inc.; RXI Holdings, Inc. (effective January 1, 2001); Thatcher Tubes LLC (effective July 1, 2004); Amcor Plastube, Inc. (effective October 1, 2004); any Participating Division; and any other business entity which may adopt this Plan with the consent of the Sponsor.

Participating Division shall mean any division of any business entity which may adopt this Plan, or a designated unit of such an entity, which by appropriate action of the Sponsor has been designated as a Participating Division.

Any business entity that adopts this Plan for the benefit of its Employees shall thereby consent to all of the terms and conditions of this Plan, including the provisions authorizing the Sponsor to control the content and administration of the Plan, and shall agree to contribute the amount determined for it each year by the Actuary and the Sponsor.

2.16 ERISA. The Employee Retirement Income Security Act of 1974, as amended. Reference to a section of ERISA shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.

2.17 Late Retirement Date. The first day of the month next following the date the Employee incurs a Termination of Employment after his Normal Retirement Date.

2.18 Leased Employee. Any individual other than a common law employee, who, pursuant to an agreement between any member of the Controlled Group and any other person, has performed services for such member, or for any person related to the member, as defined in Section 414(n)(6) of the Code, on a substantially full-time basis for a period of at least one (1) year and such services are performed under the primary direction or control of such member. An individual who becomes a Leased Employee (without regard to the one (1) year requirement) shall be deemed to be an Employee for the purpose of eligibility to participate and vesting at the time the individual first begins performing services for a member of the Controlled Group. An individual covered by a money purchase pension plan providing a non-integrated Employer contribution of at least ten percent (10%) of compensation, immediate participation and full vesting, shall not be treated as a Leased Employee; provided that Leased Employees (determined without regard to this sentence) do not constitute more than twenty percent (20%) of the recipient’s non-highly-compensated work force.

A Leased Employee shall not be eligible to participate in the Plan.

2.19 Monsanto Controlled Group. Monsanto Company and any business entity that along with Monsanto Company was a member of a controlled group of businesses (as defined in Sections 414(b) and 414(c) of the Code) or a member of or affiliated service group (as defined in Section 414(m) of the Code) as constituted on August 31, 1987.

2.20 Monsanto Salaried Plan. The Monsanto Company Salaried Employees’ Pension Plan; which includes the Solutia Inc. Pension Plan that was spun off from the Monsanto Salaried Plan effective September 1, 1997.

2.21 Normal Retirement Age. The sixty-fifth (65th) birthday of an Employee; provided that, if the Employee commences participation in the Plan after his sixtieth (60th) birthday, the fifth (5th) anniversary of the date he commences participation in the Plan.

2.22 Normal Retirement Date. The first day of the month next following the Employee’s Normal Retirement Age.

2.23 Other Monsanto Plan. Any defined benefit pension plan maintained by a member of the Monsanto Controlled Group (other than the Monsanto Company Salaried Employees’ Pension Plan), which includes any defined benefit pension plan maintained by Solutia Inc. on or after September 1, 1997, from which a Participant is entitled to a benefit.

2.24 Participant. An Employee or former Employee, other than a Retired Participant, who shall have become entitled to participate in this Plan as provided in Article III, and who continues to have rights to benefits under this Plan, or whose beneficiaries may be eligible to receive benefits under this Plan.

2.25 Permanent Disability. Such permanent physical or mental impairment as renders a person eligible to receive disability benefits under the long-term disability plan maintained by the Employer, if the person is covered by such a plan; and if the person is not covered by such a plan, under the Social Security Act.

2.26 Plan. The Silgan Plastics Pension Plan for Salaried Employees, the terms and provisions of which are set forth in this instrument, including any applicable Supplement, as amended from time to time.

2.27 Plan Administrator. The Plan Administrator provided for in Article XIII hereof.

2.28 Plan Year. The calendar year.

2.29 Retired Participant. A Participant who has terminated employment and who is receiving benefits in accordance with the provisions of this Plan.

2.30 Retirement Date. The first day as of which a retirement benefit is payable to a Participant in accordance with this Plan, and may be either a Normal Retirement Date, an Early Retirement Date or a Late Retirement Date.

2.31 Sponsor. Silgan Plastics Corporation. Effective January 1, 2009, the Sponsor shall be Silgan Plastics LLC.

2.32 Spouse or Surviving Spouse. The person to whom the Participant is lawfully married on his Annuity Starting Date, or in the case of a Participant who dies before such time, the person to whom the Participant is lawfully married throughout the one-year period ending upon the date of death of the Participant, provided that a former spouse will be treated as the Spouse or Surviving Spouse to the extent provided under a Qualified Domestic Relations Order as described in Section 414(p) of the Code.

2.33 Termination of Employment. Separation from the service of all members of the Controlled Group other than pursuant to a leave of absence granted by a member of the Controlled Group in accordance with a uniform and nondiscriminatory leave of absence policy; unless, in the case of a sale of substantially all of the assets of a business, the Employee is employed by the buyer of the business immediately after the sale and the buyer adopts this Plan or a successor qualified plan that accepts the assets and liabilities of this Plan with respect to such Employee. Cessation of membership in the Controlled Group of the employer of an Employee constitutes a Termination of Employment of such Employee; unless the divested employer adopts this Plan or a successor qualified plan that accepts the assets and liabilities of this Plan with respect to such Employee. Transfer of employment from Covered Employment to Uncovered Employment or from one member of the Controlled Group to another member of the Controlled Group shall not constitute a Termination of Employment.

2.34 Trust Agreement. The trust agreement entered into between the Sponsor and the Trustee in accordance herewith for the purpose of holding and investing the Trust Fund; provided that, to the extent that the Trust Fund is invested directly in an Annuity Contract, the Annuity Contract shall constitute the Trust Agreement.

2.35 Trust Fund. The Trust Fund as described in Article XI hereof.

2.36 Trustee or Trustees. The person or persons serving as trustee of the Trust Fund or any successor(s) thereto; provided that, to the extent that the Trust Fund is invested in an Annuity Contract, the insurance company shall be the Trustee.

ARTICLE III – PARTICIPATION

3.1 Entry Date. An Employee shall be eligible to begin to participate in the Plan on the first day such Employee is employed in Covered Employment.

3.2 Reemployed Participants. A former Participant shall become a Participant immediately upon reemployment in Covered Employment.

3.3 Participant Freeze. Except as otherwise provided in an applicable schedule, notwithstanding anything to the contrary, an Employee who enters Covered Employment after 2006 shall not be eligible to participate in the Plan. In addition, a former Participant shall not be eligible to participate on and after re-employment in Covered Employment after 2006.

ARTICLE IV – SERVICE

4.1 Year of Vesting Service. The term “Year of Vesting Service,” for the period subsequent to December 31, 1987, means any Plan Year during which an Employee completes at least one thousand (1,000) Hours of Service. An Employee shall receive no service credit for any Plan Year during which he completes less than one thousand (1,000) Hours of Service.

For former Monsanto Company employees, a Year of Vesting Service for the period prior to January 1, 1988, means a year of vesting service to which the Employee was entitled as of August 31, 1987, in accordance with the provisions of the Monsanto Salaried Plan; provided that, if and only if, the Employee was not entitled to a year of vesting service under the Monsanto Salaried Plan for the period beginning January 1, 1987, and ending August 31, 1987, then the hours of service that the Employee completed under the Monsanto Salaried Plan during 1987 shall be added to the Hours of Service to which he would be entitled under this Plan for the period beginning September 1, 1987, and ending December 31, 1987, and if such sum equals or is greater than one thousand (1,000), such Employee shall be credited with one Year of Vesting Service for 1987. In no event shall an Employee be credited with more than one Year of Vesting Service for service for 1987.

Former employees of Aim Packaging, Inc. who became an Employee at the time of the acquisition of Aim Packaging, Inc. by Silgan Plastics Corporation shall receive credit for a Year of Service for Vesting for each Year of Service, if any, to which the Employee was entitled under the Aim Packaging, Inc. Profit Sharing Plan and Trust.

For former Amoco employees, a Year of Vesting Service for the period prior to January 1, 1990, means a year of vesting service to which the Employee was entitled as of December 31, 1988, in accordance with the provisions of the qualified pension plan maintained by Amoco Corporation or one of its subsidiaries in which the Employee was then a participant. A former Amoco employee who was employed by Silgan P.E.T. Corporation on July 19, 1989, shall be deemed to have completed five hundred (500) Hours of Service in 1989 prior to such date for purposes of vesting in this Plan. In no event shall an Employee be credited with more than one Year of Vesting Service for service in 1989. Service with Silgan P.E.T. Corporation on and after July 19, 1989, shall be treated as service with the Controlled Group for purposes of vesting.

Former employees of Rexam Plastics, Inc. and its affiliates who were hired by Silgan Plastics Corporation on April 1, 1997, shall be credited with one Year of Vesting Service for each full twelve-month period from their date of hire by Rexam Plastics, Inc. and its affiliates through March 31, 1997.

Former employees of Winn Packaging Company who were hired by Silgan Plastics Corporation on January 2, 1998, shall be credited with one Year of Vesting Service for each full twelve-month period from their date of hire by Winn Packaging Company through January 2, 1998.

Former employees of Clearplass Containers, Inc. who were hired by Silgan Plastics Corporation on August 1, 1998, shall be credited with one Year of Vesting Service for each full twelve-month period from their date of hire by Clearplass Containers, Inc. through August 1, 1998.

Former employees of RXI Holding, Inc. and its subsidiaries who became an Employee at the time of the acquisition of RXI Holding, Inc. by Silgan Plastics Corporation, shall be credited with one Year of Vesting Service for each year of service from their date of hire by RXI Holding, Inc. and its subsidiaries through December 31, 2000, as shown on schedules provided to the Plan Administrator by RXI Holding, Inc. at the time of such acquisition.

Employees of the Amcor Plastube, Inc. facility in Allentown, PA (“Amcor”) who were hired by Silgan Plastics Corporation as a result of the acquisition of Amcor by Silgan Plastics Corporation shall be credited with one Year of Vesting Service for each year of service from their date of hire by Amcor through December 31, 2003, as shown on schedules provided to the Plan Administrator by Amcor at the time of the acquisition. In addition, such an Employee shall be credited with 40 Hours of Service for purposes of 2004 vesting service for every week of employment with Amcor in 2004.

Employees of Thatcher Tubes LLC who became an Employee at the time of the acquisition of Thatcher Tubes LLC by Silgan Plastics Corporation shall be credited with one Year of Vesting Service for each full twelve-month period from their date of hire by Thatcher Tubes LLC through December 31, 2002.

4.2 Accreditation of Years of Vesting Service. A Participant shall be credited with all Years of Vesting Service except as follows:

(a)	If an Employee incurs a One Year Break in Service, service before such break shall be disregarded until such Employee is credited with a Year of Vesting Service after his return to employment; and

(b)

If a Participant does not have a nonforfeitable right to any portion of his Accrued Benefit at the time he incurs a One Year Break in Service after a Termination of Employment, his Years of Vesting Service earned before such a break shall be disregarded completely if the number of his consecutive One Year Breaks in Service equals or exceeds the greater of five (5) or the aggregate number of his Years of Vesting Service (such aggregate number of Years of Vesting Service determined without including any Years of Vesting Service not required to be taken into account under this section by reason of any prior break determined under the Break in Service rules in effect at the time the break occurred).

4.3 Year of Benefit Service. The term “Year of Benefit Service,” for the period subsequent to December 31, 2000, means a Plan Year during which a Participant completes at least one thousand (1,000) Hours of Service while in Covered Employment; provided that, if the Participant completes at least one thousand (1,000) Hours of Service but less than two thousand eighty (2,080) Hours of Service while in Covered Employment during a Plan Year, he shall be credited with a fractional Year of Benefit Service where such fractional year is determined by dividing the number of Hours of Service credited to the Participant while the Participant was in Covered Employment during such Plan Year (maximum 2,080) by 2,080 and rounding the result to the nearest tenth. A Participant shall not be credited with any Benefit Service for a Plan Year during which the Participant completes less than one thousand (1,000) Hours of Service while in Covered Employment.

For former Monsanto Company employees, Years of Benefit Service for the period prior to September 1, 1987, means all benefit service (including fractions) to which the Employee was entitled in accordance with the provisions of the Monsanto Salaried Plan as of August 31, 1987. For the period beginning September 1, 1987, and ending December 31, 1987, a Participant shall be credited with a partial Year of Benefit Service in accordance with the immediately preceding paragraph.

For former Amoco employees, service at an historical Silgan P.E.T. Corporation location as a regular full-time salaried employee on and after July 19, 1989, shall be treated as Covered Employment for purposes of determining Benefit Service. For former Amoco employees described in subsection 5.1(c) (“Amoco Chemical Plan” employees), Years of Benefit Service for the period prior to July 19, 1989, means all Benefit Service (including fractions) to which the Employee was entitled in accordance with the provisions of the qualified pension plan maintained by Amoco Corporation or one of its subsidiaries in which the Employee was a participant, as shown on schedules provided by Amoco Corporation to the Employer. Service prior to July 19, 1989, shall be disregarded for purposes of determining Benefit Service for former Amoco employees other than such former Amoco Chemical Plan employees.

4.4 Accreditation of Years of Benefit Service. A Participant shall be credited with all Years of Benefit Service except as follows:

(a)

If a Participant does not have a nonforfeitable right to any portion of his Accrued Benefit at the time he incurs a One Year Break in Service after a Termination of Employment, his Years of Benefit Service completed before such a break shall be disregarded completely if the number of his consecutive One Year Breaks in Service equals or exceeds the greater of five (5) or the aggregate number of his Years of Benefit Service prior to such break (such aggregate number of Years of Benefit Service determined without including any Years of Benefit Service not required to be taken into account under this section by reason of any prior Break determined under the break in service rules in effect at the time the break occurred); and

(b)	Benefit Service with respect to which a Participant received a qualified cash-out shall be disregarded as provided in Section 9.7.

4.5 Hour of Service. “Hour of Service” means:

(a)	Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for a member of the Controlled Group, directly or indirectly by such a member, which shall be credited to the computation period(s) in which the duties are performed;

(b)	Each hour for which an Employee is paid, or entitled to payment of, compensation by a member of the Controlled Group, directly or indirectly, on account of a period of time in which no duties are performed, which is calculated on the basis of units of time (such as a week’s pay for vacation), which shall be credited to the computation period(s) during which no duties are performed occurs, beginning with the first unit of time to which the payment relates;

(c)	Each hour for which an Employee is paid, or entitled to payment of, compensation by a member of the Controlled Group, directly or indirectly, on account of a period of time in which no duties are performed, which is not calculated on the basis of units of time (such as a lump-sum payment for disability through a disability insurance plan to which an Employer pays premiums), which shall be credited to the computation period(s) in which such inactive period occurs; provided that Hours of Service attributable to any one such payment shall not be allocated between more than two (2) computation periods; and

(d)	Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by or member of the Controlled Group, which shall be credited to the computation period(s) to which the award or agreement for back pay pertains.

In the case of payment of compensation on account of a period of time during which no duties are performed that is not calculated on the basis of units of time (as described in subparagraph (c) above), the number of Hours of Service to be credited shall be equal to the amount of the payment divided by the Employee’s most recent hourly rate of compensation. The hourly rate of compensation for an hourly Employee shall be the Employee’s most recent hourly rate of compensation; the hourly rate of compensation for a salaried Employee shall be the Employee’s most recent rate of compensation per pay period divided by the number of hours regularly scheduled for the performance of duties during such period; and the hourly rate of compensation for an Employee compensated on some other basis (such as commissions) shall be deemed to be the minimum wage.

Except as provided in Section 4.8 with respect to a Disabled Terminated Employee, in no event shall more than five hundred one (501) Hours of Service be credited on account of any single continuous period during which the Employee performs no duties.

4.6 Accreditation of Hours of Service. Hours of Service shall be credited as follows:

(a)	A salaried Employee compensated on a daily basis shall be credited with ten (10) Hours of Service for each day for which the Employee would be entitled to be credited with at least one Hour of Service;

(b)	A salaried Employee compensated on a weekly payroll basis shall be credited with forty-five (45) Hours of Service for each weekly payroll period for which the Employee would be entitled to be credited with at least one (1) Hour of Service;

(c)	A salaried Employee compensated on a semi-monthly payroll basis shall be credited with ninety-five (95) Hours of Service for each semi-monthly payroll period for which the Employee would be entitled to be credited with at least one (1) Hour of Service;

(d)	A salaried Employee compensated on a monthly payroll basis shall be credited with one hundred ninety (190) Hours of Service for each monthly payroll period for which the Employee would be entitled to be credited with at least one Hour of Service; and

(e)	An Employee compensated on an hourly basis and an Employee working on a part-time basis shall be credited with the Hours of Service as determined from the records of hours worked and hours for which payment is deemed made or due.

4.7 One Year Break in Service. “One Year Break in Service” means any Plan Year during which the Employee has not completed more than five hundred (500) Hours of Service. A One Year Break in Service occurs at the close of such a year.

Solely to determine whether a One Year Break in Service has occurred, an Employee who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service that would otherwise have been credited to such individual but for such an absence, or in any case in which such hours cannot be determined, eight (8) Hours of Service per day of such absence. For purposes of this section, an absence from work for maternity or paternity reasons means an absence:

(a)	By reason of the pregnancy of the individual;

(b)	By reason of the birth of a child of the individual;

(c)	By reason of the placement of a child with the individual in connection with the adoption of such child by such individual; or

(d)	For purposes of caring for such child for a period beginning immediately following such birth or placement.

The Hours of Service credited under this section shall be credited in the Plan Year in which the absence begins if the crediting is necessary to prevent a One Year Break in Service in that Plan Year, or in all other cases, in the immediately following Plan Year.

4.8 Special Rule for Disabled Terminated Employees. Notwithstanding anything in Article IV to the contrary, a Disabled Terminated Employee shall continue to accrue service for Vesting Service and for Benefit Service during any period in which he is receiving long-term disability benefits from any employee welfare benefit plan maintained by his Employer until the date he commences to receive a retirement income under this Plan.

4.9 Absence in Military Service. Effective December 12, 1994, notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to military service will be provided in accordance with Section 414(u) of the Code.

ARTICLE V – RETIREMENT BENEFITS

5.1 Normal Retirement Benefit.

(a)	Normal Retirement Benefit: General Formula. Each Participant who, other than a grandfathered Participant described in subsection 5.1(b) or 5.1(c) below, who remains an Employee until his Normal Retirement Age shall be entitled to receive a monthly retirement income payable to the Participant for his lifetime (“Single Life Annuity”) the annual amount of which is equal to one and one-tenth percent (1.1%) of the Participant’s Average Total Earnings multiplied by his Years of Benefit Service.

Average Total Earnings shall be determined as provided in Section 2.5, except that:

(i)	Average Total Earnings of former Amoco employees will be determined as provided in subsection 5.1(c); provided that if a former Amoco employee other than a former Amoco Chemical employee described in subsection 5.1(c) incurs a Termination of Employment before completing a thirty-six (36) month period of employment with the Employer or Silgan P.E.T. Corporation, or both, his Average Total Earnings shall be the average earnings during the final thirty-six (36) full months of employment with such corporations in which he had earnings;

(ii)

compensation paid by RXI Holdings, Inc. and its subsidiaries prior to January 1, 2000, shall be deemed compensation paid by an Employer; and if a former employee of RXI Holdings, Inc. and its subsidiaries incurs a Termination of

Employment before completing a thirty-six (36) month period of employment with the Employer or RXI Holdings, Inc. and its subsidiaries, or both, his Average Total Earnings shall be the average earnings during the final thirty-six (36) full months of employment with such corporations in which he had earnings.

(b)	Normal Retirement Benefit: Former Monsanto Employees. Each Participant who was an Employee on September 1, 1987, who previously was employed as a salaried employee by a member of the Monsanto Controlled Group and who remains an Employee until his Normal Retirement Age shall be entitled to receive a monthly retirement income payable to the Participant for his lifetime (a “Single Life Annuity”) the annual amount of which is equal to the greater of:

(i)	One and two-tenths percent (1.2%) of the Participant’s Average Total Earnings multiplied by his Years of Benefit Service for a Participant who was first hired by a member of the Controlled Group or by a member of the Monsanto Controlled Group after March 31, 1986; and

(ii)	One and four-tenths percent (1.4%) of the Participant’s Average Total Earnings multiplied by his Years of Benefit Service for a Participant who was first hired by a member of the Controlled Group or by a member of the Monsanto Controlled Group on or before March 31, 1986.

(c)	Normal Retirement Benefit: Former Amoco Employees (Chemical Plan). Each participant who was an Employee of Silgan P.E.T Corporation on July 19, 1989, who previously was employed by Amoco Corporation or one of its subsidiaries and was a participant in the Employee Retirement Plan of Amoco Corporation and Participating Companies (the “Amoco Chemical Plan”) and who remains an Employee until his Normal Retirement Age shall be entitled to receive a monthly retirement income payable to the Participant for his lifetime (a “Single Life Annuity”) the annual amount of which is equal to one and four-tenths percent (1.4%) of the Participant’s Average Total Earnings multiplied by his Years of Benefit Service.

Average Total Earnings shall be determined as provided in Section 2.5, except that: compensation paid by Silgan P.E.T. Corporation prior to July 13, 1990, shall be deemed compensation paid by an Employer; and employment by Amoco Corporation or one of its subsidiaries during the thirty-six (36) month period ending July 19, 1989, shall be deemed employment by an Employer, and compensation paid by Amoco Corporation or one of its subsidiaries during such period shall be deemed compensation paid by an Employer. For purposes of the immediately preceding sentence, the amount of compensation paid by Amoco Corporation or one of its subsidiaries that is deemed paid by an Employer shall be the amount of compensation determined by Amoco for purposes of computing the benefit accrued under the Employee Retirement Plan of Amoco Corporation as in effect at the applicable time, with the amount of compensation attributed to any particular month in a calendar year equal to such compensation for such calendar year divided by twelve (12).

(d)	Benefits for 401(a)(17) Employees.

(i)	Notwithstanding any other provision in this Plan to the contrary, the accrued benefit of a Section 401(a)(17) Employee at Normal Retirement Date, payable in the form of a Single Life Annuity, shall be determined as provided in subsection (ii) below.

(ii)	The accrued benefit shall be equal to the greater of:

(1)	The 1993 Frozen Accrued Benefit plus the benefit determined by applying the applicable formula in Section 5.1(a), (b) or (c) to Years of Benefit Service completed after December 31, 1993; or

(2)	The benefit determined by applying the applicable formula in this Section 5.1(a), (b) or (c) to all Years of Benefit Service.

(iii)	For purposes of this section, the following terms shall have the following meanings.

(1)	“Section 401(a)(17) Employee” means an employee with accrued benefits in plan years beginning before January 1, 1994, that were determined taking into account Annual Earnings that exceeded $150,000 for any year.

(2)	“1993 Frozen Accrued Benefit” means that accrued benefit for any Section 401(a)(17) Employee as of December 31, 1993, determined as if the Employee incurred a Termination of Employment on December 31, 1993 and without regard to any amendments to the Plan adopted after that date; provided, however, that the determination of the 1993 Frozen Accrued Benefit shall have no effect on the service taken into account for purposes of determining vesting and eligibility for benefits, rights and features under the Plan, such as subsidized early retirement.

(e)	Normal Retirement Benefits: Participants Covered by Supplement. Subject to the conditions and limitations of the Plan, a Participant described in an applicable Supplement who retires on his Normal Retirement Date will be entitled to a monthly retirement income payable to the Participant for his lifetime (a “Single Life Annuity”) commencing at his Normal Retirement Date in an amount as provided in the applicable Supplement.

5.2 Early Retirement Benefit. Each Participant who remains an Employee until his Early Retirement Date but incurs a Termination of Employment before his Normal Retirement Age shall be entitled to receive a monthly retirement income benefit calculated as for normal retirement, but based on his Average Total Earnings, his Benefit Service, and other relevant factors as of his Termination of Employment, in one of the following forms:

(a)	A monthly retirement income commencing at the Normal Retirement Date of the Participant; or

(b)	If the Participant so elects before the Annuity Starting Date, subject to the notice and election requirements of Article IX, a monthly retirement income commencing at the Early Retirement Date of the Participant, or on the first day of any month thereafter prior to his Normal Retirement Date, equal to the monthly amount of retirement income payable at the Normal Retirement Date of the Participant reduced by one-fourth of one percent (1/4%) for each month or part of a month (three percent (3%) a year) that his Annuity Starting Date precedes his Normal Retirement Date.

Notwithstanding the foregoing, in lieu of a retirement income commencing at his Normal Retirement Date, a Participant described in an applicable Supplement may elect, subject to the notice and election requirements of Article IX, to receive his retirement income beginning on his Early Retirement Date or on the first day of any month thereafter prior to his Normal Retirement Date, the monthly amount of which shall be subject to an Early Retirement Income Reduction as provided in the applicable Supplement.

5.3 Late Retirement. Each Participant who remains an Employee after his Normal Retirement Date shall be entitled to a monthly retirement income payable to the Participant for his lifetime (a “Single Life Annuity”) commencing at his Late Retirement Date calculated as for normal retirement in accordance with Section 5.1, based on his Average Total Earnings and his Benefit Service to his Late Retirement Date. The monthly amount of the retirement income of such a Participant shall not be increased actuarially to reflect the deferred Annuity Starting Date; but shall be decreased actuarially to reflect payments made before the Late Retirement Date of a Participant on account of the minimum distribution rules (age 70 1/2 rule) of Section 10.4.

5.4 Hourly Paid Employees Transferred to Salaried Basis. The monthly retirement income payable to a Participant, who was an hourly-paid Employee prior to the date his participation under this Plan commenced and who is otherwise entitled to a benefit under an hourly-paid Employee’s pension plan maintained by a member of the Controlled Group (the “Hourly Plan”) and, if applicable, under a pension plan for hourly-paid employees maintained by a member of the Monsanto Controlled Group (the “Monsanto Hourly Plan”), with respect to his participation in this Plan, his participation in the Hourly Plan and his participation in the Monsanto Hourly Plan shall be the greater of:

(a)	The monthly retirement income computed under this Plan as if all Benefit Service accrued under the Hourly Plan, the Monsanto Hourly Plan and this Plan had been accrued under this Plan; and

(b)	The sum of:

(i)	The monthly retirement income calculated under this Plan, but based solely on his Benefit Service on and after the date his participation in this Plan commenced;

(ii)	His non-contributory regular benefits under the Hourly Plan based on his benefit service accrued under the Hourly Plan prior to the date his participation in this Plan commenced and based on the provisions of the Hourly Plan in effect on the date he ceased to be an hourly Employee actively participating thereunder; and

(iii)	His non-contributory regular benefits under the Monsanto Hourly Plan based on his benefit service accrued under the Monsanto Hourly Plan prior to the date his participation in this Plan commenced and based on the provisions of the Monsanto Hourly Plan in effect on the date he ceased to be an hourly employee actively participating thereunder.

5.5 Offset of Benefits. The retirement benefit to which a Participant who is a former Monsanto employee is otherwise entitled under the provisions of this Plan at his Annuity Starting Date shall be reduced by the monthly amount of any benefit to which the Participant is entitled under the Monsanto Salaried Plan or any Other Monsanto Plan computed as if the Participant had received his retirement benefit under the Monsanto Salaried Plan and the Other Monsanto Plan in the form of a Single Life Annuity commencing at his Normal Retirement Date, to the extent that benefits under such Monsanto plan(s) are based on the same benefit service taken into account to compute the benefit under Section 5.1.

The retirement benefit to which a Participant who is a former Amoco employee is otherwise entitled under the provisions of this Plan at his Annuity Starting Date shall be reduced by the monthly amount of the benefit to which the Participant is entitled under the Employee Retirement Plan of Amoco Corporation (the “Amoco Chemical Plan”) payable in the form of a Single Life Annuity commencing at his Normal Retirement Date, as shown on schedules provided by Amoco Corporation to the Employer.

In addition, the retirement benefit to which a Participant is otherwise entitled under the provisions of this Plan at his Annuity Starting Date shall be reduced by the value, expressed as an equivalent monthly amount, of any benefit to which the Participant is entitled under the Hourly Plan computed as if the Participant had received his retirement benefit under the Hourly Plan in the form of a Single Life Annuity commencing at his Normal Retirement Date, to the extent that benefits under such plan are based on the same benefit service taken into account to compute the benefit under Section 5.1.

5.6 Protected Benefits. In the event of any change in a benefit formula resulting from a plan amendment, a Participant in the Plan as of the Amendment Date of the amendment, shall be entitled to a benefit no less than the Pre-Amendment Accrued Benefit payable to the Participant under the plan formula as in effect immediately before such Amendment Date.

“Amendment Date” means the date on which an amendment to this Plan is amended or becomes effective, whichever is later.

“Pre-Amendment Accrued Benefit” means the monthly benefit in the form of a Single Life Annuity beginning at the Normal Retirement Date of the Participant to which the Participant would have been entitled if the Participant had incurred a Termination of Employment immediately prior to the Amendment Date.

ARTICLE VI – VESTED DEFERRED BENEFITS

6.1 Benefits on Termination of Employment. A Participant who incurs a Termination of Employment for any reason after completing at least five (5) Years of Vesting Service or attaining his Normal Retirement Age (a “Vested Terminated Participant”) shall be entitled to a monthly retirement income payable to the Participant for his lifetime (a “Single Life Annuity”) commencing at his Normal Retirement Date calculated as for normal retirement in accordance with Article V, based on his Average Total Earnings, and his Benefit Service as of his Termination of Employment.

In lieu of a retirement income commencing at his Normal Retirement Date, a Vested Terminated Participant may elect, subject to the notice and election requirements of Article IX, to receive his retirement income beginning on the first day of the month next following his fifty-fifth (55th) birthday or on the first day of any month thereafter prior to his Normal Retirement Date. The monthly amount of the retirement income of a Vested Terminated Participant who completed at least ten (10) Years of Vesting Service shall be reduced, if applicable, by one-fourth percent (1/4%) for each complete calendar month (three percent (3%) per year) by which the date his monthly retirement benefits commence precedes his Normal Retirement Date. The monthly amount of the retirement income of a Vested Terminated Participant who completed less than ten (10) Years of Vesting Service shall be reduced to the Actuarial Equivalent of a Single Life Annuity commencing at his Normal Retirement Date.

6.2 Termination Prior to Vesting. If a Participant incurs a Termination of Employment prior to his Normal Retirement Age and prior to completing five (5) Years of Vesting Service, no benefits shall be payable to him under the Plan.

ARTICLE VII – DEATH BENEFITS

7.1 Pre-Retirement Surviving Spouse’s Annuity.

In the event a Participant dies after completing at least five (5) Years of Vesting Service and before his Annuity Starting Date, the Participant’s Surviving Spouse shall be entitled to an annuity for life (a Pre-Retirement Surviving Spouse’s Annuity). The amount of the Pre-Retirement Surviving Spouse’s Annuity shall be equal to:

(i)	In the case of a Participant who dies after his Early Retirement Age, the amount, if any, to which the Surviving Spouse would have been entitled if the Participant had retired (or taken early retirement) on the day before his death and had commenced to receive his retirement benefit in the form of a Qualified 50% Joint and Survivor Annuity, as defined in Section 9.2;

(ii)	In the case of a Participant who dies on or before his Early Retirement Age, the amount, if any, to which the Surviving Spouse would have been entitled if the Participant had:

(1)	Separated from service on the date of his death or, if earlier, the date of his actual Termination of Employment;

(2)	Survived to fifty-five (55) years of age;

(3)	Began receiving retirement income benefits in the form of a Qualified 50% Joint and Survivor Annuity, as defined in Section 9.2, commencing at fifty-five (55) years of age; and

(4)	Died on the day after attaining fifty-five (55) years of age.

A Pre-Retirement Surviving Spouse’s Annuity shall be payable to the Surviving Spouse on the first day of the month next following the later of the death of the Participant or the date the Participant would have first attained his Early Retirement Date.

The Plan shall fully subsidize the cost of the Pre-Retirement Surviving Spouse’s Annuity.

If the Surviving Spouse receives a benefit under this Section 7.1, all other optional forms of benefits and other Beneficiaries and/or contingent annuitants shall be revoked.

7.2 Spouse’s Retirement Income Benefit. A Spouse’s Retirement Income Benefit in an amount determined below will be payable to the Surviving Spouse of a Participant who dies:

(a)	After completing at least ten (10) Years of Vesting Service and before his Retirement Date (i) while employed by an Employer and after attaining fifty (50) years of age, or (ii) while a Disabled Terminated Employee receiving long-term disability benefits from any employee welfare benefit plan maintained by his Employer after attaining fifty-five (55) years of age; or

(b)	After completing at least twenty (20) Years of Vesting Service while employed by an Employer.

The Spouse’s Retirement Income Benefit shall be a monthly amount payable for life to the Participant’s Surviving Spouse equal to the payments to which the Surviving Spouse would have been entitled if the Participant had retired on the date of his death and had commenced to receive his benefits in the form of a Qualified 50% Joint and Survivor Annuity, as defined in Section 9.2, on the first day of the month next following the Participant’s death, based upon his Benefit Service and his Average Total Earnings as of the date of his death and calculated in accordance with Article V. Such benefit shall commence on the first day of the month next following the Participant’s death.

This section shall also be applicable to any Participant who works beyond his Normal Retirement Date and who dies prior to his Late Retirement Date.

A Spouse’s Retirement Income Benefit will also be paid to a Surviving Spouse of any Participant who dies on or after his Normal Retirement Age or his Early Retirement Age and prior to commencement of receipt of benefits hereunder, if his Surviving Spouse would be otherwise deprived of a benefit hereunder of at least a monthly amount, or the equivalent thereof, equal to the Spouse’s Retirement Income Benefit.

A Surviving Spouse may elect to receive the benefit under this section in lieu of any other benefit to which the Surviving Spouse may be entitled under this Article. If the Eligible Surviving Spouse receives a benefit under this section, all other optional forms of benefits and other Beneficiaries and/or contingent annuitants shall be revoked.

7.3 Special Spouse’s Retirement Income Benefit. A Special Spouse’s Retirement Income Benefit in an amount determined below will be payable with respect to the Surviving Spouse of a Participant who dies:

(a)	After completing at least ten (10) Years of Vesting Service;

(b)	While in the status a Disabled Terminated Employee receiving long-term disability benefits from any employee welfare benefit plan maintained by his Employer; and

(c)	Before attaining fifty-five (55) years of age.

The Special Spouse’s Retirement Income Benefit shall be a monthly amount payable for life to the Participant’s Surviving Spouse equal to the payments to which the Surviving Spouse would have been entitled if the Participant had retired on the date of his death and had been permitted by the Plan to commence to receive benefits in the form of a Qualified 50% Joint and Survivor Annuity, as defined in Section 9.2, on the first day of the month next following the Participant’s death, based upon his Benefit Service and his Average Total Earnings as of the date he is deemed to have been totally and permanently disabled and computed without any reduction for the effect of receipt of monthly retirement income prior to the Participant’s Normal Retirement Date. Such benefit shall commence on the first day of the month next following the Participant’s death.

A Surviving Spouse may elect to receive the benefit under this section in lieu of any other benefit to which the Surviving Spouse may be entitled under this Article. If the Surviving Spouse receives a benefit under this section, all other optional forms of benefits and other Beneficiaries and/or contingent annuitants shall be revoked.

ARTICLE VIII – LIMITATION OF BENEFITS

8.1 ERISA Limitation on Benefits. In no event shall the annual benefit under this Plan and all other defined benefit plans maintained by the Company exceed the lesser of:

(a)	The amount specified in Section 415(b)(1)(A) of the Code, as adjusted for any applicable increases in the cost of living in accordance with Section 415(d) of the Code, as in effect on the last day of the Plan Year; and

(b)	One-hundred percent (100%) of the average compensation of such Participant for his high three (3) consecutive Plan Years as provided in Section 415 of the Code.

Notwithstanding anything to the contrary in this section, the annual benefit, when paid in the form of a joint and survivor annuity, can be as great as that of a Single Life Annuity for the Participant, not in excess of the limitations contained in the first sentence of this section, plus a survivor annuity at the same level for the Participant’s Spouse.

For purposes of this section, Section 415 of the Code, which limits the benefits and contributions under qualified plans, is hereby incorporated by reference; provided that the repeal of Section 415(e) of the Code, which is effective for limitation years beginning on or after January 1, 2000, shall apply only to a Participant whose Accrued Benefit increases on or after January 1, 2000. The modified limitation for benefits beginning before or after a Participant’s Normal Retirement Age shall be determined in accordance with applicable regulations using the actuarial assumptions prescribed in Article IX, except as otherwise required by Section 415(b)(2)(E) of the Code.

For purposes of this section, compensation shall mean wages within the meaning of Section 3401(a) of the Code (for purposes of income tax withholding at the source) but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exceptions for agricultural labor and services performed outside the United States), plus the amount of salary reduction as a result of an election pursuant to a plan or plans governed by Section 125, 132(f)(4), 401(k), 403(b), or 457(b) of the Code (inclusively); plus deemed Section 125 compensation in a cafeteria plan with automatic enrollment where the Participant is unable to certify other health coverage and the Employer does not collect information regarding the Participant’s other health coverage as part of the enrollment process.

Effective January 1, 2008, in order to be taken into account for purposes of this Section, compensation generally must be paid or treated as paid to the Employee before the severance from employment of the Employee. However, compensation paid by the later of 2 1/2 months after the severance from employment of an Employee or the end of the limitation year that includes the date of severance from employment of the Employee shall be treated as compensation to the extent such amounts are compensation for services rendered that would have been paid absent a severance from employment, payments of accrued vacation or other leave the Employee would have been able to use if employment had continued, or payments of unfunded nonqualified compensation that would have been paid at the same time if the Employee had continued in employment. For purposes of this Section, severance from employment means termination of common law employment; unless, in the case of a sale of substantially all of the assets of a business, the Employee is employed by the buyer of the business immediately after the sale and the buyer adopts this Plan or a successor qualified plan that accepts the assets and liabilities of this Plan with respect to such Employee; or, in the case of cessation of affiliated company status, such former affiliated company or a member of its new controlled group adopts this Plan or a successor qualified plan that accepts the assets and liabilities of the Plan with respect to such Employee.

For purposes of this Article, “Company” means the Sponsor and any corporation or other business entity that from time to time is, along with the Sponsor, a member of a controlled group as defined in Section 414 of the Code, as modified by Section 415(h) of the Code (fifty percent (50%) control test); and effective January 1, 1998, “Compensation” means wages paid by the Company within the meaning of Section 3401(a) of the Code (for purposes of income tax withholding at the source) but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exceptions for agricultural labor and the exceptions for services performed outside the United States), plus the amount of salary reduction as a result of an election pursuant to a plan or plans governed by Section 125, Section 132(f)(4), Section 401(k) or Section 403(b) of the Code (inclusively).

8.2 Reduction of Benefits. Effective on or after January 1, 2000, reduction of benefits or contributions to all plans, where required to comply with Section 8.1, shall be accomplished by reducing the Participant’s benefit under any defined benefit plans maintained by the Company in which he participated, such reduction to be made first with respect to the plan in which he most recently accrued benefits and thereafter in such priority as shall be determined by the Plan Administrators and the administrators of such other plans.

ARTICLE IX – FORMS OF PAYMENT

9.1 Automatic Forms. Subject to the provision of Section 9.6 (payment of benefits under $1,000), a Participant shall receive his retirement income in the form of a Qualified Joint and Survivor Annuity unless such Participant validly elects not to receive his retirement income in such form and the Spouse, if any, of the Participant consents to such election, in accordance with the provisions of Sections 9.3 and 9.4.

The retirement benefit of a Participant who elects not to receive a Qualified Joint and Survivor Annuity shall be paid in the form of payment to which the Participant elects to receive his retirement income in accordance with this Article. Any form of benefit in which a Participant may receive his retirement income under this Plan shall have a value actuarially equivalent (calculated in accordance with Section 9.8) to the value of the Single Life Annuity with payments in an amount determined in accordance with Article V or Article VI beginning on the first day of the first period for which an amount is paid.

9.2 Qualified Joint and Survivor Annuity. A Qualified Joint and Survivor Annuity means an annuity for the life of the Participant with a survivor annuity for the life of his Spouse which is equal to fifty percent (50%) of the amount of the annuity payable to the Participant during the joint lives of the Participant and his Spouse. In the case of a Participant who does not have a Spouse, a Qualified Joint and Survivor Annuity means an annuity for the life of the Participant (a “Single Life Annuity”).

9.3 Waiver of Qualified Joint and Survivor Annuity. An election to receive an optional form of benefit in lieu of a Qualified Joint and Survivor Annuity may be made (and any prior such election may be revoked) by a Participant entitled to receive his retirement income in such form, subject to the following:

(a)	The election shall be in writing to the Plan Administrator in a form acceptable to or on a form furnished by the Plan Administrator, which clearly indicates that the Participant waives his right to receive his benefits in the form of a Qualified Joint and Survivor Annuity;

(b)	The election shall be made at the time and in the manner prescribed in Section 9.4;

(c)	The election must be consented to in writing by the Spouse, if any, of the Participant, and the consent of the Spouse must be witnessed by a Plan representative or notary public, unless the Participant establishes to the satisfaction of the Plan Administrator that such written consent may not be obtained because there is no Spouse or the Spouse cannot be located (any such consent shall be valid only with respect to the Spouse who signs the consent, or the designated Spouse whose consent cannot be so obtained);

(d)	Both the waiver of the Participant and the consent of the Spouse, if such a consent is required, must specify the nonspouse beneficiary (or class of beneficiaries) who will receive the benefit and must specify the particular optional form of benefit.

(e)

Any such election may be revoked by the Participant by a subsequent election made in accordance with this subsection during the Election Period prescribed in Section 9.4. Any such election also may be changed by the Participant by a subsequent election made in accordance with this subsection during the Election Period prescribed in Section 9.4; however, so long as the Spouse of the Participant is alive, any such election for which spousal consent is required may be changed to specify a different nonspouse beneficiary or a different optional form of payment only if, during such Election Period and in a manner that satisfies all of the consent requirements prescribed in this subsection, either (i) the Spouse consents specifically to the change, or (ii) the Spouse consents generally to a change of that kind, including an acknowledgment that the Spouse has the right to limit consents to specific beneficiaries and forms of payment but voluntarily relinquishes such rights.

A Spouse may not revoke a consent after it is made.

9.4 Notice and Election Rules. Subject to the provisions of Section 9.6 (payment of benefits under $1,000), payment of benefits under this Plan shall not commence until after the notice and election requirements of this Article have been satisfied.

No more than ninety (90) days before the Annuity Starting Date, the Plan Administrator shall provide to a Participant a written notification that includes a general explanation of the Qualified Joint and Survivor Annuity; the circumstances in which it will be provided unless the Participant elects otherwise; the availability of such an election; a general explanation of the relative financial effect on the pension benefit of the Participant of such an election; an explanation of the relative values of the optional forms of payment; the rights of the Participant’s Spouse, if any; the right to revoke a previous election and the effect of such a revocation; and an explanation of the availability of additional specific information of the financial effect of making such an election. If the Annuity Starting Date is before the Participant’s Normal Retirement Age, such notice shall explain the right of the Participant to defer receipt of the distribution until Normal Retirement Age.

An election to begin receiving benefits, and to receive an optional form of benefits, must be made in the Election Period of the Participant and before the date the distribution commences.

Subject only to the following exceptions, the Election Period of a Participant shall not commence until at least thirty (30) days after such notice is provided; shall end on the Annuity Starting Date; and shall not extend more than ninety (90) days before the Annuity Starting Date.

The Election Period may begin less than thirty (30) days after such notice is provided (but never before such notice is provided), provided that:

(a)	The notice clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to waive the Qualified Joint and Survivor Annuity and to consent to a form of distribution other than a Qualified Joint and Survivor Annuity, or to begin receiving benefits before Normal Retirement Age;

(b)	The Participant may revoke the distribution election until the Participant’s Annuity Starting Date or, if later, at any time before the expiration of the seven day period after the notice is provided; and

(c)	Payment of benefits commences no earlier than eight (8) days after the notice is given.

The Plan Administrator may provide such notice after the Annuity Starting Date (which allows retroactive payments attributable to the period before the notice is given). In such case, the Election Period shall begin after such notice is provided and shall extend until the thirtieth (30th) day after such notice is provided, or such later date as determined by the Plan Administrator; and the date distributions commence shall be treated as the Annuity Starting Date for purposes of the provisions of this section (notice and election procedures) and Section 2.32 (definition of Spouse).

A Participant can waive the requirement that such Election Period extend for at least thirty (30) days; provided the distribution commences more than seven (7) days after such notice is provided.

9.5 Optional Forms of Payment. Subject to Sections 9.3 and 9.4, a Participant may elect, in lieu of any benefit to which he would otherwise be entitled under this Article, to receive his benefit in one of the following forms; provided that, the benefit so elected shall have an actuarial value equivalent, as determined in accordance with Section 9.8, to the Single Life Annuity:

(a)	Single Life Annuity. A life annuity with monthly amounts payable on the applicable Annuity Starting Date and continuing during the lifetime of the Participant with no payment due to any survivor after the death of the Participant.

(b)	Life Annuity with Ten (10) Year Certain. A life annuity with ten (10) year certain provides monthly payments to the Participant until the death of the Participant; and if the Participant dies before receiving one-hundred-twenty (120) monthly payments, one-hundred percent (100%) of the monthly amount of such payments shall continue to his Beneficiary for the balance of such one-hundred-twenty (120) month period. In the event both the Participant and his Beneficiary should die before one-hundred-twenty (120) monthly payments have been made, the commuted value of the remaining monthly payments shall be paid in a lump sum to the estate of the last to survive of the Participant and his Beneficiary.

(c)	Contingent Annuitant Option. A contingent annuitant option means an annuity for the life of the Participant with a survivor annuity for the life of his Beneficiary that is equal to one-hundred percent (100%), seventy-five percent (75%), fifty percent (50%) or twenty-five percent (25%) (as the Participant elects) of the amount of the annuity payable to the Participant during the joint lives of the Participant and his Beneficiary.

(d)	Level Income Option. A Participant who becomes entitled to begin receiving a retirement income before commencement of Social Security benefits may elect to receive such benefit in the form of an adjusted annuity payable in a greater amount during the period before commencement of Social Security benefits, and a correspondingly reduced amount, actuarially determined, after such commencement, such that the total income, including both the adjusted annuity payable under this Plan and the Social Security benefit to which such person is expected to be entitled, shall be as nearly uniform as possible both before and after commencement of Social Security benefits, subject to the conditions, as follows:

(i)	The applicant shall specify the date up to which the increased annuity shall be payable, which shall be not earlier than the earliest date for which he is eligible for Social Security retirement benefits and not later than his Social Security Retirement Age, and in no event earlier than the date at which his annuity under this Plan shall commence;

(ii)	The amount of Social Security benefit to be used in the computation shall be estimated by the Plan Administrator based on Social Security benefit levels no greater than the level in effect at the Termination of Employment of the applicant;

(iii)	In the case of a retiring Participant the election shall be made not less than thirty (30) days before his retirement income commences, and in the case of a contingent annuitant or surviving spouse the election shall be made within ninety (90) days following the death of the Participant; and

(iv)	A Participant or beneficiary may not revoke or change his election after retirement income payments have commenced.

(e)	Level Income Option - Conjunction. A Level Income Option in conjunction with one of the optional forms of payment described in subparagraphs (b) or (c) above, providing the Participant with an amount of monthly retirement income determined in accordance with subparagraph (d) above except that the monthly amount otherwise payable to the Participant during his life under subparagraph (d) will be further reduced at the time of his retirement to provide for a continuation of monthly payments, commencing with the first day of the month next following the month in which the Participant dies, in accordance with subparagraphs (b) or (c) above (as the Participant elects).

9.6 Distribution of Small Amounts. Notwithstanding anything in the Plan to the contrary, if a Participant or Surviving Spouse becomes entitled to a retirement income or death benefit under this Plan the present value of which exceeds $1,000 but does not exceed $5,000 at the time of distribution, subject to the consent of the Participant as provided below, the present value of such benefit (but not less than all of such amount) shall be distributed in one lump-sum payment as soon as administratively feasible after the termination of employment of the Participant.

Such consent to distribution must be made in accordance with such procedures as the Plan Administrator may specify after the Participant receives a notice as described below, and must be made within the one hundred eighty (180) day period ending on the date of distribution.

The written notice must describe the Participant’s right to defer receipt of the distribution until Normal Retirement age, and a description of the consequences of failing to defer such receipt.

Such distribution may commence less than thirty (30) days after the notice required by the preceding paragraph is provided, provided that:

(a)	The Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

(b)	The Participant, after receiving the notice, affirmatively elects a distribution.

The written consent to the distribution may not be made before the Participant receives the notice and must not be made more than one hundred eighty (180) days before the date of distribution.

The consent of the spouse is not required for such a lump-sum distribution.

In the event a Participant or Surviving Spouse becomes entitled to a retirement income or death benefit under this Plan the present value of which does not exceed $1,000 at the time of distribution to the Participant, the present value of such benefit (but not less than all of such amount) shall be distributed in one lump-sum payment as soon as administratively feasible after the death or Termination of Employment of the Participant. Furthermore, if the present value of a vested terminated benefit of a Participant payable pursuant to Section 6.1 is less than $1,000 as of the last day of any Plan Year after Termination of Employment of the Participant, the present value of such benefit (but not less than all of such amount) shall be distributed in one lump-sum payment as soon as administratively feasible after the end of such year.

The present value of a lump-sum distribution shall be the Actuarial Equivalent of the benefit payable to the Participant commencing at his Normal Retirement Date, determined on the basis of the “Applicable Interest Rate” and the “Applicable Mortality Table” as defined in Section 417(e)(3) of the Code. For purposes of this paragraph, the Applicable Interest Rate for a distribution made in a Plan Year shall be the rate specified by the Commissioner of Internal Revenue for the second month preceding the first day of the Plan Year.

9.7 Benefit Upon Re-employment After Cash-out. If payment of a lump-sum distribution is made pursuant to Section 9.6 no later than the close of the second Plan Year following the Plan Year in which the recipient incurred a Termination of Employment, the Average Total Earnings and the Benefit Service with respect to which the Participant shall have received the lump-sum distribution shall be disregarded completely for purposes of determining the benefit to which the Participant shall be entitled under this Plan upon his subsequent re-employment.

In the event a Participant shall receive such a lump-sum distribution after such time, the Benefit Service on which such a lump-sum distribution was based shall count toward computing the benefit of the Participant on a subsequent Termination of Employment, but such a subsequent benefit shall be offset by the amount of retirement income previously paid to the Participant in the form of the lump-sum distribution.

9.8 Actuarial Equivalent. The value of any form of benefit payable under this Plan, other than a lump-sum distribution, shall be actuarially equivalent to the value of the Single Life Annuity form of the retirement income of the Participant, determined on the basis of the assumed mortality rates provided by the UP 1984 Mortality Table using a one-year age setback for the Participant and a five-year age setback for the Beneficiary or Spouse, and an assumed annual rate of investment return of seven percent (7%).

Effective on and after January 1, 1996, the present value of a lump-sum distribution shall be the actuarial equivalent of the benefit payable to the Participant commencing at his Normal Retirement Date, determined on the basis of the “Applicable Interest Rate” and the “Applicable Mortality Table” as defined in Section 417(e)(3) of the Code. For purposes of this paragraph, the Applicable Interest Rate for a lump-sum distribution made in a Plan Year shall be the rate specified by the Commissioner of Internal Revenue for the second month preceding the first day of the Plan Year that contains the Annuity Starting Date for such distribution.

9.9 Qualified Domestic Relations Orders. In the event the former spouse of a Participant is entitled to a benefit under this Plan pursuant to a Qualified Domestic Relations Order, as described in Section 414(p) of the Code, such former spouse may receive such benefit in the form of a Single Life Annuity for the lifetime of such spouse commencing on or after such Participant attains his Early Retirement Date. The monthly amount of such a Single Life Annuity shall be determined so that such benefit is the Actuarial Equivalent, determined as of the benefit commencement date in accordance with Section 9.8, of the portion of the Accrued Benefit of the Participant payable to the former spouse pursuant to the Qualified Domestic Relations Order. Notwithstanding anything to the contrary in the Plan, the Accrued Benefit of a Participant shall be reduced by an amount equal to the Actuarial Equivalent of any benefit paid to his former spouse pursuant to a Qualified Domestic Relations Order.

To the extent a former spouse is treated as the Spouse of the Participant by reason of a Qualified Domestic Relations Order, any current spouse of the Participant shall not be treated as the Spouse. Where, because of a Qualified Domestic Relations Order, more than one individual is to be treated as the Spouse of a Participant, the total amount paid in the form of a Qualified Pre-Retirement Survivor Annuity or the survivor portion of a Qualified Joint and Survivor Annuity shall not exceed the amount that would be paid if there were only one Surviving Spouse.

In the event the former spouse of a Participant becomes entitled to a benefit under this Plan pursuant to a Qualified Domestic Relations Order the present value of which does not exceed $5,000, the present value of such benefit shall be distributed to the former spouse in one lump-sum payment.

The present lump-sum value of such a QDRO benefit of a former spouse shall be the actuarial equivalent of the benefit payable to the former spouse, determined in accordance with Section 9.8.

No benefit shall be payable to a former spouse pursuant to a Qualified Domestic Relations Order, as described in Section 414(p) of the Code, until the former spouse shall have filed a claim for benefits with the Plan Administrator or its designated representative. Such a claim must be submitted in writing on a form provided by or suitable to the Plan Administrator at least fifteen (15) days prior to the date on which payments begin. Payments to a former spouse in the form prescribed above may be made prior to the time payments are made to the Participant.

9.10 Terminated Vested Options. Notwithstanding anything to the contrary in this Article, a pension benefit payable to a Vested Terminated Participant pursuant to Section 6.1 shall be payable only in the form of a Single Life Annuity or a Qualified Joint and Survivor Annuity. The other optional forms of payment are not available to pensions paid pursuant to Section 6.1.

9.11 Protected Options. In lieu of any form of benefit specified in this Article, a Participant whose pension has not yet commenced as of an Amendment Date, shall be entitled to (a) the Pre-Amendment Accrued Benefit payable in any optional form of payment available to such Participant under the Plan as in effect immediately before such Amendment Date, computed using the actuarial factors in effect under the Plan immediately before such Amendment Date, and (b) the balance of his Accrued Benefit paid in the form of a Qualified Joint and Survivor Annuity reduced to the Actuarial Equivalent of a single life annuity commencing at his Normal Retirement Date. (The post-amendment Accrued Benefit is actuarially reduced, instead of reduced at the rate of three percent (3%) per year, or other applicable factor.)

“Amendment Date” means the date on which an amendment to this Plan is adopted or becomes effective, whichever is later.

“Pre-Amendment Accrued Benefit” means the monthly benefit in the form of a Single Life Annuity beginning at the Normal Retirement Date of the Participant to which the Participant would have been entitled if the Participant had incurred a Termination of Employment immediately preceding the Amendment Date.

9.12 Direct Rollover of Eligible Rollover Distributions. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

Definitions.

(a)	Eligible rollover distribution: Effective January 1, 1999, an eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; any hardship distribution described in Section 401(k)(2)(B)(I)(IV) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

(b)	Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee’s eligible rollover distribution. However, in the case of an eligible rollover distribution to the Surviving Spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

(c)	Distributee: A distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s Surviving Spouse and the Employee’s or former Employee’s Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the Spouse or former Spouse.

(d)	Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

For purposes of the direct rollover provisions in this Section 9.12, an eligible retirement plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Section 414(p) of the Code.

ARTICLE X – PAYMENT OF BENEFITS

10.1 Claim for Benefits. No pension or other benefit shall be payable under this Plan to any Participant or Beneficiary except as expressly provided for in this Article. The Plan Administrator shall authorize payments under this Plan.

No pension or other benefit shall be payable until the Participant, Surviving Spouse or Beneficiary shall have filed a claim for benefits with the Plan Administrator or its designated representative. Such claim must be submitted in writing on a form provided by or suitable to the Plan Administrator at least fifteen (15) days prior to the date on which payments begin. The Plan Administrator may require any applicant to furnish it with such information as may be reasonably necessary, including a copy of the Participant’s death certificate, if applicable.

10.2 Date and Duration of Retirement Income. Except as provided in Section 9.6 with respect to certain lump-sum distributions and subject to Section 10.1, the retirement income payable under this Plan to a Participant shall commence, if he shall then be living, as of the Participant’s Normal (or Late) Retirement Date, unless the Participant incurred a Termination of Employment before attaining his Normal Retirement Date and elects an earlier commencement of benefits in accordance with Article V or Article VI, in which case the retirement income payable under this Plan to such a Participant shall commence, if he shall then be living, on the first day of the month so elected.

Such retirement income shall be payable to the retired Participant as of the first day of each month thereafter during his lifetime; provided that the income of a retired Participant who shall receive his retirement income in the form of a joint annuity shall be payable as of the first day of each month during the lifetime of the retired Participant or his contingent annuitant, whichever ends later; provided further that if a Participant elects an optional form of payment providing for a term certain, payments shall be made accordingly.

10.3 Date and Duration of a Pre-Retirement Surviving Spouse’s Annuity. The annuity payable to the Surviving Spouse of a Participant pursuant to subsection 7.1(a) or Section 7.2 or Section 7.3 shall commence as of the first day of the month next following the death of the Participant and shall cease with the payment due on the first day of the month in which the death of the Surviving Spouse occurs. The annuity payable to the Surviving Spouse of a Participant pursuant to subsection 7.1(b) shall commence, if such Spouse shall then be living, as of the first day of the first month after which the Participant would have attained fifty-five (55) years of age and shall cease with the payment due on the first day of the month in which the death of the Surviving Spouse occurs.

If the present value of such an annuity, as determined in accordance with Section 9.6, is $5,000 or less, such amount shall be paid to the Surviving Spouse in cash in lieu of the annuity as soon as administratively feasible after the death of the Participant.

10.4 Latest Time of Payment. This section does not contain the general rules of the Plan governing the time and form of distribution. In particular, this section in and of itself does not give any right to a Participant or Beneficiary to defer distributions beyond the time of distribution provided in the preceding articles. The provisions of this section shall apply only to the extent they specifically override the other provisions of this Plan governing the payment of pensions.

(a)	Unless the Participant elects otherwise in writing, the latest date on which payment of benefits must commence shall be the sixtieth (60th) day after the close of the Plan Year in which the latest of the following events occurs:

(i)	The Participant attains his Normal Retirement Date;

(ii)	The participant incurs a Termination of Employment; and

(iii)	Ten (10) years have elapsed from the time the Participant commenced participation in the Plan.

If payment in full is not feasible within the time limits prescribed by this paragraph, the Administrator may direct interim payments. Payments shall not be required to commence under this subsection until after the Participant files a written claim for benefits with the Plan Administrator.

(b)	The provisions of this section will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year. The requirements of this section will take precedence over any inconsistent provisions of the Plan.

All distributions required under this section will be determined and made in accordance with the Treasury regulations under Section 401(a)(9) of the Code.

(i)	Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date.

Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(1)

If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, then distributions to the surviving spouse will begin by December 31st of the calendar year immediately following the calendar year in which the Participant died, or by December 31st of the calendar year in which the Participant would have attained age seventy and a half (70 1/2), if later.

(2)

If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, then distributions to the designated beneficiary will begin by December 31st of the calendar year immediately following the calendar year in which the Participant died.

(3)	If there is no designated beneficiary as of September 30th of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31st of the calendar year containing the fifth (5th) anniversary of the Participant’s death.

(4)	If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 10.4(b)(i), other than Section 10.4(b)(i)(1), will apply as if the surviving spouse were the Participant.

For purposes of Section 10.4(b)(i)(1) and Section 10.4(b)(iv), distributions are considered to begin on the Participant’s required beginning date (or, if Section 10.4(b)(i)(4) applies, the date distributions are required to begin to the surviving spouse under Section 10.4(b)(i)(1)). If annuity payments irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 10.4(b)(i)(1)), the date distributions are considered to begin is the date distributions actually commence.

Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Sections 10.4(b)(ii), (iii) and (iv). If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury regulations.

(ii)	Determination of Amount to be Distributed Each Year.

General Annuity Requirements. If the Participant’s interest is paid in the form of annuity distributions under the Plan, payments under the annuity will satisfy the following requirements:

(1)	The annuity distributions will be paid in periodic payments made at intervals not longer than one year;

(2)	The distribution period will be over a life (or lives) or over a period certain not longer than the period described in Section 10.4(b)(iii) or 10.4(b)(iv);

(3)	Once payments have begun over a period certain, the period certain will not be changed even if the period certain is shorter than the maximum permitted;

(4)	Payments will either be non-increasing or increase only as follows:

(A)	By an annual percentage increase that does not exceed the annual percentage increase in a cost-of-living index that is based on prices of all items and issued by the Bureau of Labor Statistics;

(B)	To the extent of the reduction in the amount of the Participant’s payments to provide for a survivor benefit upon death, but only if the beneficiary whose life was being used to determine the distribution period described in Section 10.4(b)(iii) dies or is no longer the Participant’s beneficiary pursuant to a qualified domestic relations order within the meaning of Section 414(p) of the Code;

(C)	To provide cash refunds of employee contributions upon the Participant’s death; or

(D)	To pay increased benefits that result from a Plan amendment.

Amount Required to be Distributed by Required Beginning Date. The amount that must be distributed on or before the Participant’s required beginning date (or, if the Participant dies before distributions begin, the date distributions are required to begin under Section 10.4(b)(i)(1) or (2)) is the payment that is required for one payment interval. The second payment need not be made until the end of the next payment interval even if that payment interval ends in the next calendar year. Payment intervals are the periods for which payments are received, e.g., bi-monthly, monthly, semi-annually, or annually. All of the Participant’s benefit accruals as of the last day of the first distribution calendar year will be included in the calculation of the amount of the annuity payments for payment intervals ending on or after the Participant’s required beginning date.

Additional Accruals After First Distribution Calendar Year. Any additional benefits accruing to the Participant in a calendar year after the first distribution calendar year will be distributed beginning with the first payment interval ending in the calendar year immediately following the calendar year in which such amount accrues.

(iii)	Requirements For Annuity Distributions That Commence During Participant’s Lifetime.

Joint Life Annuities Where the Beneficiary Is Not the Participant’s Spouse. If the Participant’s interest is being distributed in the form of a joint and survivor annuity for the joint lives of the Participant and a nonspouse beneficiary, annuity payments to be made on or after the Participant’s required beginning date to the designated beneficiary after the Participant’s death must not at any time exceed the applicable percentage of the annuity payment for such period that would have been payable to the Participant using the table set forth in Q&A-2 of Treas. Reg. §1.401(a)(9)-6T. If the form of distribution combines a joint and survivor annuity for the joint lives of the Participant and a nonspouse beneficiary and a period certain annuity, the requirement in the preceding sentence will apply to annuity payments to be made to the designated beneficiary after the expiration of the period certain.

Period Certain Annuities. Unless the Participant’s spouse is the sole designated beneficiary and the form of distribution is a period certain and no life annuity, the period certain for an annuity distribution commencing during the Participant’s lifetime may not exceed the applicable distribution period for the Participant under the Uniform Lifetime Table set forth in Treas. Reg. §1.401(a)(9)-9 for the calendar year that contains the annuity starting date. If the annuity starting date precedes the year in which the Participant reaches age seventy (70), the applicable distribution period for the Participant is the distribution period for age seventy (70) under the Uniform Lifetime Table set forth in Treas. Reg. §1.401(a)(9)-9 plus the excess of seventy (70) over the age of the Participant as of the Participant’s birthday in the year that contains the annuity starting date. If the Participant’s spouse is the Participant’s sole designated beneficiary and the form of distribution is a period certain and no life annuity, the period certain may not exceed the longer of the Participant’s applicable distribution period, as determined under this Section 10.4(b)(iii), or the joint life and last survivor expectancy of the Participant and the Participant’s spouse as determined under the Joint and Last Survivor Table set forth in Treas. Reg. §1.401(a)(9)-9, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the calendar year that contains the annuity starting date.

(iv)	Requirements For Minimum Distributions Where Participant Dies Before Date Distributions Begin.

Participant Survived by Designated Beneficiary. If the Participant dies before the date distribution of his or her interest begins and there is a designated beneficiary, the Participant’s entire interest will be distributed, beginning no later than the time described in Section 10.4(b)(i)(1) or (2), over the life of the designated beneficiary or over a period certain not exceeding:

(1)	Unless the annuity starting date is before the first distribution calendar year, the life expectancy of the designated beneficiary determined using the beneficiary’s age as of the beneficiary’s birthday in the calendar year immediately following the calendar year of the Participant’s death; or

(2)	If the annuity starting date is before the first distribution calendar year, the life expectancy of the designated beneficiary determined using the beneficiary’s age as of the beneficiary’s birthday in the calendar year that contains the annuity starting date.

No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30th of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31st of the calendar year containing the fifth (5th) anniversary of the Participant’s death.

Death of Surviving Spouse Before Distributions to Surviving Spouse Begin. If the Participant dies before the date distribution of his or her interest begins, the Participant’s surviving spouse is the Participant’s sole designated beneficiary, and the surviving spouse dies before distributions to the surviving spouse begin, this Section 10.4(b)(iv) will apply as if the surviving spouse were the Participant, except that the time by which distributions must begin will be determined without regard to Section 10.4(b)(i)(1).

(v)	Definitions.

Designated beneficiary. The individual who is designated as the beneficiary under the Plan and is the designated beneficiary under Section 401(a)(9) of the Code and Treas. Reg. §1.401(a)(9)-1, Q&A-4.

Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to Section 10.4(b)(i).

Life expectancy. Life expectancy as computed by use of the Single Life Table in Treas. Reg. §1.401(a)(9)-9.

Required beginning date. The required beginning date of a Participant is the April 1st of the calendar year following the calendar year in which the Participant attains seventy and a half (70 1/2) years of age.

With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Internal Revenue Code in accordance with the regulations under Section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. This amendment shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service.

Section 401(a)(9) of the Code is hereby incorporated by reference, and distributions under this Plan shall be made no later than the times and no less than in the amounts determined in accordance with such section and the regulations issued by the Secretary of the Treasury interpreting such section. Provisions reflecting Section 401(a)(9) of the Code shall override any other distribution options that may be inconsistent with such section and this subsection. Any distributions required under the incidental death benefit requirements of Section 401(a) of the Code shall be treated as distributions required under Section 401(a)(9) of the Code and this subsection.

10.5 Payments to Legal Incompetents. If the Plan Administrator shall receive satisfactory evidence that a Participant or Beneficiary entitled to receive any benefit under this Plan is, at the time when such benefit becomes payable, physically unable or mentally incompetent to receive such benefit and to give a valid release therefor and that another person or an institution is then maintaining or has custody of such Participant or Beneficiary, and that no guardian or other representative of the estate of such Participant or Beneficiary shall have been duly appointed, then the Plan Administrator may authorize payment of such benefit otherwise payable to such Participant or Beneficiary to such other person or institution, and the release of such other person or institution shall be valid and complete discharge for the payment of such benefit.

10.6 Misstatement in Application for Annuity. If any Participant or any Beneficiary in his application for an annuity or in response to a request of an Employer or of the Plan Administrator for information gives any material fact which is erroneous or omits any material fact or fails before receiving his first payment to correct any material fact that he previously incorrectly furnished to such Employer for its records, the amount of his annuity shall be adjusted on the basis of the correct information and the amount of any overpayment or underpayment theretofore made to such Participant shall be deducted from or added to his next succeeding payments as the Plan Administrator shall direct.

10.7 Suspension of Benefits for Continued Employment after Retirement Age. If a Participant continues employment after attaining Normal Retirement Age, subject to the minimum distribution rules (age 70 1/2 rule) of Section 10.4, payment of benefits to such Participant shall not commence until the Late Retirement Date of the Participant. Such a Participant shall continue to accrue benefits based on Years of Benefit Service, if any, credited during such period of employment; provided that such additional accruals shall be offset by the actuarial equivalent, as determined in accordance with Section 9.8, of payments, if any, made before the Late Retirement Date of the Participant on account of the minimum distribution rules (age 70 1/2 rule) of Section 10.4 to the extent such distributions do not exceed the amount that would have been payable to the Participant by such time if the Participant had elected to receive his or her benefit in the form of a Single Life Annuity beginning on his or her Normal Retirement Date.

The Participant shall be notified within thirty (30) days following attainment of Normal Retirement Age of such suspension of benefits.

The monthly amount of the retirement income payable upon the Late Retirement Date of such a Participant shall not be increased actuarially to reflect the amounts that would have been payable after the Normal Retirement Date of the Participant with respect to a period of time with respect to which the Participant completes at least forty (40) Actual Hours of Work per month.

However, the monthly amount of the retirement income payable upon the Late Retirement Date of such a Participant shall be increased actuarially to reflect the amounts that would have been payable after the Normal Retirement Date of the Participant with respect to a period of time with respect to which the Participant does not complete at least forty (40) Actual Hours of Work per month.

For purposes of this section and Section 10.8, “Actual Hour of Work” means each hour for which an Employee is paid, or entitled to payment, for the performance of duties for a member of the Controlled Group, which shall be credited to the computation period in which the duties are performed; and each hour for which an Employee is paid, or entitled to payment, of compensation by a member of the Controlled Group, directly or indirectly, on account of a period of time in which no duties are performed, which shall be credited to the computation period that includes the time increment with respect to which such payment is made.

10.8 Benefits for Re-Hired Retirees. If a Participant is re-employed after his or her Annuity Starting Date, pension payments shall continue to be made in the amount and in the form determined as of such Annuity Starting Date. Such a Participant shall continue to accrue benefits based on Years of Benefit Service, if any, credited after such re-employment as of the close of each Plan Year, provided that any such additional benefit accrual through the close of a Plan Year shall be reduced (but not below zero) by the actuarial equivalent, as determined in accordance with Section 9.8, of the total benefit distributions made to the Participant by the close of such Plan Year to the extent such distributions do not exceed the amount that would have been payable to the Participant by such time if the Participant had elected to receive his or her benefit in the form of a Single Life Annuity beginning on such prior Annuity Starting Date.

Notwithstanding the above, such offset of continued accruals shall apply to a Participant who is reemployed, after attaining Normal Retirement Age only with respect to a period of time with respect to which the Participant completes at least forty (40) Actual Hours of Work per month. The Participant shall be notified within thirty (30) days following such re-employment of the offset of such accruals.

10.9 Date of QDRO Payments. No benefit shall be payable to a former spouse pursuant to a Qualified Domestic Relations Order, as described in Section 414(p) of the Code, until the former spouse shall have filed a claim for benefits with the Plan Administrator or its designated representative. Such a claim must be submitted in writing on a form provided by or suitable to the Plan Administrator at least fifteen (15) days prior to the date on which payments begin. Payments to a former spouse in the form prescribed in Section 9.8 may be made prior to the time payments are made to the Participant.

ARTICLE XI – FUNDING

11.1 Pension Fund. The Sponsor shall establish a Trust Fund into which the Employers shall make contributions at such times and in such amounts as the Sponsor (or such person or persons as the Sponsor from time to time shall designate) shall determine and as may be necessary to keep the pension fund actuarially sound with respect to the obligation to pay the benefits under the Plan. The assets in the Trust Fund shall be held by the Trustee for the exclusive benefit of the Participants and Beneficiaries and at no time prior to the satisfaction of all of the liabilities under the Plan to pay benefits to Participants and Beneficiaries shall any part of the Trust Fund be used for or diverted to any purpose other than for their exclusive benefit or to pay administrative expenses of the Plan, except as specifically provided in this Article.

11.2 Annual Actuarial Examination. At least once each year, the Sponsor shall cause the liabilities of the Plan with respect to retirement benefits to be evaluated by an Actuary who shall report to the Sponsor on the soundness and solvency of the Trust Fund in relation to such liabilities and on the amount of the contribution for the year which is necessary to meet the minimum funding standards of ERISA.

11.3 Allocation of Contributions Among Employers. Each Employer shall pay that portion of the annual contribution for each Plan Year that is attributable to its Employees, as determined by the Sponsor.

11.4 Rights of Participants. No person shall have any financial interest in or right to any assets in the Trust Fund, except as expressly provided for in this Plan. Each Participant shall be entitled to look only to assets in the Trust Fund for satisfaction of any benefit payable to such person under this Plan. No liability for payment of benefits under this Plan shall be imposed upon an Employer, the Board of Directors of an Employer, or the officers or stockholders of an Employer.

11.5 Return of Employer Contributions. In the event an Employer contribution is made by reason of a mistake of fact, the excess of the amount contributed over the amount that would have been contributed had there not occurred a mistake of fact (without earnings attributable to such excess, but after reduction of losses attributable thereto) may be returned to the Employer within one year of such a mistaken payment. Also, the excess of an amount contributed for a Plan Year over the amount that would have been contributed for such year had there not occurred a mistake in determining the amount deductible for such year under Section 404 of the Code (without earnings attributable to such excess, but after reduction of losses attributable thereto) may be returned to the Employer within one year after disallowance of the deduction.

11.6 Employee Contributions. No Employee contributions are required or permitted under this Plan.

ARTICLE XII – TRUST FUND INVESTMENTS

12.1 Trust Agreement. The funds accumulated under the Plan shall be held in trust for the exclusive benefit of the Participants of the Plan and their Beneficiaries under a Trust Agreement between the Sponsor and the Trustee or Trustees appointed by the Sponsor, which Trust Agreement forms a part of the Plan.

12.2 Investment of Trust Assets. The Trustee shall have the exclusive authority and discretion to manage and control the assets of the Plan in accordance with the Trust Agreement, except to the extent that the authority to manage, acquire or dispose of assets of the Plan is delegated to one or more investment managers. The Plan Administrator may, but shall not be required to, appoint an investment manager or managers in accordance with the Trust Agreement to manage all or any portion of the assets of the Plan. An investment manager shall have the exclusive authority and discretion to manage and control in accordance with the Trust Agreement the assets of the Plan assigned to it by the Plan Administrator. The Trustee shall not be obligated to invest or otherwise manage any assets of the Plan so assigned to an investment manager, nor shall the trustees be liable for the acts or omissions of such an investment manager.

12.3 Funding Policy. The Plan Administrator may establish a funding policy for each of the respective investment Funds. The Plan Administrator shall provide the Trustee and each investment manager, if any, with a written copy of any such policy. The Trustee and investment manager shall exercise their authority and discretion to manage assets of the Plan in accordance with such a policy, as provided in the Trust Agreement.

ARTICLE XIII – ADMINISTRATION

13.1 Appointment of Plan Administrator. The Sponsor shall appoint a Plan Administrator to serve at its pleasure. The Plan Administrator may be a corporation (including the Sponsor) or corporations, an individual, or a committee of individuals, or any combination of the above. The Sponsor may change such appointments from time to time and shall publish such changes in a manner designed to enable interested parties to ascertain the person or persons responsible for operating the Plan. In absence of such an appointment, the Sponsor shall serve as Plan Administrator provided that, if the Sponsor serves as Plan Administrator, it shall designate specified individuals or other persons to carry out specified fiduciary responsibilities under the Plan in such a manner and to such an extent that Employees and other interested parties are able to ascertain the person or persons responsible for operating the Plan, and in the absence of any such designation, the person responsible for operating the Plan on behalf of the Sponsor shall be the Vice President-Human Resources and Administration.

13.2 Allocation of Duties. The Plan Administrator shall have the duty and power to administer this Plan in all its details except the duty and power to invest and reinvest Trust assets which is assigned to the Trustee; provided that, the Plan Administrator in its discretion may appoint an investment manager and may establish a funding policy. The duties and powers of the Plan Administrator shall include, but not be limited to, the following:

(a)	To keep accurate and detailed records of the administration of the Plan, which records shall be open to inspection by the Sponsor at all reasonable times;

(b)	To interpret the Plan provisions and to decide all questions concerning the Plan and the eligibility of any Employee to participate in the Plan;

(c)	To authorize the payment of benefits;

(d)	To establish and enforce such rules, regulations and procedures as it shall deem necessary or proper for the efficient administration of the Plan;

(e)	To furnish the reports and Plan descriptions to the Secretary of Labor and to each Participant as required by Part 1 of Title I of the Employee Retirement Income Security Act of 1974; and

(f)	To delegate to any agents such duties and powers, both ministerial and discretionary, as it deems appropriate, by an instrument in writing which specifies which such duties are so delegated and to whom each such duty is so delegated.

13.3 Written Instructions and Information. All claims, elections, instructions and requests by a Participant must be made in writing to the Plan Administrator. Each Participant shall furnish the Plan Administrator any requested information as needed to administer the Plan. Each Employer and the Trustee shall furnish the Plan Administrator with the information needed to administer the Plan.

13.4 Compensation of Fiduciaries. Any Trustee or Plan Administrator may receive reasonable compensation for services rendered on behalf of the Plan or Trust, provided that no person who renders services to the Plan who already receives full-time pay from an Employer shall receive compensation from the Trust Fund except for reimbursement of expenses properly and actually incurred.

13.5 Expenses of Administration. An Employer at its sole discretion may assume and pay, in addition to its contributions under this Plan, such compensation to the Trustee as may be determined, from time to time, by agreement between the Sponsor and Trustee and all other expenses of administration and taxes of this Plan, including the compensation of any employee or counsel employed by the Trustee or the Sponsor. All such compensation and expenses not voluntarily paid by the Employer shall be paid by the Trustee out of the Trust Fund. To the extent that the Plan Administrator determines in its discretion that any such taxes, compensation or other expenses paid out of the Trust Fund are properly allocable to the account or interest of a particular Participant, the Plan Administrator shall charge the same against such Participant’s account or interest, and in all other cases such taxes, compensation or other expenses shall be charged against the Trust Fund as a whole.

13.6 Allocation and Delegation Procedures. The committee may appoint one or more of its members to carry out any particular duty or duties or to execute any and all documents on its behalf. Every decision and action of the committee shall be valid if concurred in by a majority of the members then serving which concurrence may be had without a formal meeting. Any documents so executed shall have the same effect as though executed by all the members. Such appointments shall be made by an instrument in writing that specifies what duties and powers are so allocated and to whom each such duty or power is so allocated. The committee may delegate to any agents (including the Trustee) such duties and powers, both ministerial and discretionary, as it deems appropriate, by an instrument in writing which specifies which such duties are so delegated and to whom each such duty is so delegated.

13.7 Agent for Service of Legal Process. The Plan Administrator shall appoint a person to serve as agent for service of legal process. In absence of such appointment the Sponsor shall serve as agent for legal process.

13.8 Standard of Review. The Plan Administrator shall perform its duties as the Plan Administrator in its sole discretion shall determine is appropriate in light of the reason and purpose for which the Plan is established and maintained. In particular, the interpretation of all plan provisions, and the determination of whether a Participant or Beneficiary is entitled to any benefit pursuant to the terms of the Plan, shall be exercised by the Plan Administrator in its sole discretion. Any construction of the terms of the Plan for which there is a rational basis that is adopted by the Plan Administrator shall be final and legally binding on all parties.

Any interpretation of the Plan or other action of the Plan Administrator made in good faith in its sole discretion shall be subject to review only if such an interpretation or other action is without a rational basis. Any review of a final decision or action of the Plan Administrator shall be based only on such evidence presented to or considered by the Plan Administrator at the time it made the decision that is the subject of the review. Any Employer that adopts and maintains this Plan, and any Employee who performs services for an Employer that are or may be compensated for in part by benefits payable pursuant to this Plan, hereby consents to actions or the Plan Administrator made in its sole discretion and agrees to the narrow standard of review prescribed in this section.

13.9 Indemnification of Plan Administrator. The Sponsor shall indemnify any Employee serving as Plan Administrator against all liabilities and claims (including reasonable attorneys’ fees and expenses in defending against such liabilities and claims) other than liability arising out of a breach of fiduciary responsibility caused by the action of such person,

ARTICLE XIV – CLAIMS AND REVIEW PROCEDURE

14.1 Claims for Benefits. A Participant or Beneficiary who believes that he is being denied or will be denied benefits to which he is entitled under the Plan may file a written request for such benefits with the Plan Administrator setting forth his claim.

14.2 Written Denials of Claims. Within ninety (90) days after receipt of the request, the Plan Administrator shall provide to every claimant who is denied a claim for benefits, written notice setting forth in a manner calculated to be understood by the claimant:

(a)	The specific reason or reasons for the denial;

(b)	Specific reference to pertinent Plan provisions on which the denial is based;

(c)	A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

(d)	An explanation of the claim review procedure and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review.

If special circumstances require an extension of time beyond the initial ninety (90) day period, prior to the end of such initial ninety (90) day period the Plan Administrator shall provide to the claimant written notice of the extension, the special circumstances requiring the extension, and the date by which the Plan Administrator expects to render the final decision. In no event shall such extension exceed a period of ninety (90) days from the end of the initial ninety (90) day period. If the Plan Administrator does not furnish a response within the initial ninety (90) day period or extended period, the claimant shall be deemed to have exhausted the claims and review procedures set forth in this Article XIV and shall be entitled to file suit in state or federal court.

14.3 Appeal of Denial. Within sixty (60) days after a claim is denied, the claimant or his duly authorized representative may appeal such denial to the Plan Administrator by filing a written notice of appeal of the claim denial with the Plan Administrator, provided that if the claimant or his duly authorized representative fails to file such appeal within sixty (60) days after the claim is denied, the claimant shall be deemed to have waived any right to appeal the denial of the claim. The notice of appeal shall reasonably apprise the Plan Administrator of the reasons and grounds for such appeal and shall specify the scope of review desired by requesting any or all of the procedures as follows:

(a)	Review, upon request and free of charge, all documents, records and other information in the possession of the Plan Administrator that are relevant to the claim; and

(b)	Submit written comments, documents, records and other information relating to the claim.

If review of a decision is requested, such review shall include a review of all comments, documents, records and other information submitted by the claimant relating to the claim without regard to whether such information was submitted or considered in the initial determination. The Plan Administrator shall furnish a written decision on review not later than sixty (60) days after the notice of appeal is filed. If the decision on review is not furnished within such time, the appeal shall be deemed denied on review. However, if special circumstances require an extension of time beyond the initial sixty (60) day period, prior to the end of such initial sixty (60) day period the Plan Administrator shall provide to the claimant, written notice of the extension, the special circumstances requiring the extension, and the date by which the Plan Administrator expects to render the final decision. In no event shall such extension exceed a period of sixty (60) days from the end of the initial sixty (60) day period. Any denial shall inform the claimant of the specific reason or reasons for the denial, refer to the specific Plan provisions on which the denial is based, state that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of all documents, records and other information relevant to the claim, and state that the claimant has a right to bring a civil action under Section 502(a) of ERISA.

ARTICLE XV – AMENDMENT AND TERMINATION

15.1 Amendment. The Sponsor reserves the right at any time and from time to time to modify or amend the Plan in whole or in part by duly adopting an instrument in writing setting forth such amendments; provided that no such modification or amendment shall decrease the Accrued Benefit of any Participants accrued to the date of such an amendment, reduce an early retirement benefit or subsidy accrued to the date of such an amendment or eliminate an optional form of benefit to the extent the benefit is accrued to the date of such an amendment, except to the extent necessary to maintain the qualified status of the Plan; and provided further that the duties or liabilities of a Trustee shall not be increased without its written consent.

15.2 Termination. The Sponsor reserves the right at any time to terminate the Plan in its entirety or only with respect to a portion of the Trust Fund by duly adopting an instrument in writing.

All Accrued Benefits to the extent then funded shall vest as of the effective date of the termination of the Plan, and there shall be no forfeitures thereafter. In the event of a partial termination, all rights to benefits with respect to which the Plan terminated to the extent then funded shall be fully vested and nonforfeitable as of the date of such partial termination.

In the event of complete termination of this Plan, the Plan Administrator shall cause an actuarial valuation to be made. The funds in the Trust Fund shall be allocated on an actuarial basis to pay the benefits in the order and in the manner provided by Section 4044 of ERISA with no subclasses and categories within the classes described therein. All assets in the Trust Fund that are not needed to satisfy in full the accrued retirement benefit of each Participant at the time of such a termination shall revert to the Employer.

15.3 Limitations on Benefits upon Termination. Notwithstanding any provisions in this Plan to the contrary, the payment of benefits to or on behalf of a “Restricted Employee” in any year shall not exceed an amount equal to the payments that would be made to or on behalf of the Restricted Employee in that year under a Single Life Annuity that is the Actuarial Equivalent of the accrued benefit, as defined in Treas. Reg. §1.401(a)(4)-5(b), and other benefits to which the Restricted Employee is entitled under the Plan (other than a Social Security Supplement), and a Social Security Supplement, if any, that the Restricted Employee is entitled to receive.

Non-applicability in certain cases: the restrictions in the immediately preceding paragraph do not apply if any one of the following requirements is satisfied:

(a)	After taking into account payment to or on behalf of the Restricted Employee of all benefits payable to or on behalf of that Restricted Employee under the Plan, the value of Plan assets is at least one hundred ten percent (110%) of the value of current liabilities, as defined in Section 412(1)(7) of the Code;

(b)	The value of the benefits payable to or on behalf of the Restricted Employee are less than one percent (1%) of the value of such current liabilities before distribution; and

(c)	The value of the benefits payable to or on behalf of the Restricted Employee do not exceed the amount described in Section 411(a)(11)(A) (restrictions on certain mandatory distributions).

Notwithstanding the preceding, a Restricted Employee’s otherwise restricted benefit may be distributed in full to the affected Employee if, prior to receipt of the restricted amount, the Employee enters into a written agreement with the Plan Administrator to secure repayment to the Plan of the restricted amount. The restricted amount is the excess of the amounts distributed to the Employee (accumulated with reasonable interest); over the amounts that could have been distributed to the employee under the Single Life Annuity described in Section 9.4 of the Plan (accumulated with reasonable interest). The employee may secure repayment of the restricted amount upon distribution by: (1) entering into an agreement for promptly depositing in escrow with an acceptable depository property having a fair market value equal to at least one hundred twenty-five percent (125%) of the restricted amount, (2) providing a bank letter of credit in an amount equal to at least one hundred percent (100%) of the restricted amount, or (3) posting a bond equal to at least one hundred percent (100%) of the restricted amount. If the Employee elects to post bond, the bond will be furnished by an insurance company, bonding company or other surety for federal bonds.

The escrow arrangement may provide that an employee may withdraw amounts in excess of one hundred twenty-five percent (125%) of the restricted amount. If the market value of the property in an escrow account falls below one hundred ten percent (110%) of the remaining restricted amount, the Employee must deposit additional property to bring the value of the property held by the depository up to one hundred twenty-five percent (125%) of the restricted amount. The escrow arrangement may provide that Employee may have the right to receive any income from the property placed in escrow, subject to the Employee’s obligation to deposit additional property, as set forth in the preceding sentence.

A surety or bank may release any liability on a bond or letter of credit in excess of one hundred percent (100%) of the restricted amount.

If the Plan Administrator certifies to the depository, surety or bank that the Employee (or the Employee’s estate) is no longer obligated to repay any restricted amount, a depository may redeliver to the Employee any property held under an escrow agreement, and a surety or bank may release any liability on an Employee’s bond or letter of credit.

Restricted Employee, for purposes of this Section, means any HCE who is one of the twenty-five nonexcludable (for purposes of Sections 410(b) and 401(a)(4) of the Code) Employees or former Employees of the Controlled Group with the largest amount of compensation in the current or any prior year.

HCE means Highly Compensated active Employees and Highly Compensated former Employees.

A Highly Compensated active Employee includes any Employee who performs services for the Controlled Group during the determination year and who, during the look-back year, received compensation from the Controlled Group in excess of $80,000, as adjusted by the Secretary for increases in the cost of living in accordance with Section 414(q)(1) of the Code, and any Employee who is a five percent (5%) owner (as defined in Section 416(i) of the Code) at any time during the look-back year or determination year. For this purpose the determination year shall be the Plan Year and the look-back year shall be the immediately preceding year.

A Highly Compensated former Employee includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Controlled Group during the determination year, and was a Highly Compensated active Employee for either the separation year or any determination year ending on or after the Employee’s fifty-fifth (55th) birthday.

The determination of who is a Highly Compensated Employee will be made in accordance with Section 414(q) of the Code and the regulations thereunder.

ARTICLE XVI – MISCELLANEOUS

16.1 Anti-Assignation. None of the payments, benefits, rights or interest provided for under this Plan shall be subject to any claim of any creditor of any Participant in law or in equity and shall not be subject to attachment, garnishment, execution or other legal process by any such creditor; nor shall the Participant have any right to assign, transfer, encumber, anticipate or otherwise dispose of any such payments, benefits, rights or interest or their proceeds or avails.

Notwithstanding anything in this section to the contrary, the Plan Administrator may:

(a)	Comply with a “qualified domestic relations order” as defined in Section 414(p) of the Code, to the extent that it does not alter the amount or form of benefit specified under the Plan, except as required by law; and

(b)	Surrender to the government of the United States of America any portion of a Participant’s Accrued Benefit which is subject to a federal tax levy made pursuant to Section 6331 of the Code.

If any portion of the Trust Fund which is attributable to benefits, rights or interests of any Participant is transferred to any other entity pursuant to subsection (a) or (b) to satisfy a debt or other obligation of such Participant, the Participant’s Accrued Benefit shall be reduced by an equivalent amount.

16.2 Rights of Employee. Neither the action of the Sponsor in establishing this Plan, nor any action taken by an Employer or the Trustee, nor any provision of the Plan shall be construed as giving to any Employee the right to be retained in the employ of an Employer or the right to any payments other than those expressly in the Plan to be paid from the Trust Fund. Each Employer expressly reserves the right at any time to dismiss any Employee without any liability for any claim against such Employer or against the Trust Fund other than with respect to the benefits provided for by the Plan.

16.3 Source of Benefits. All benefits to be paid to a Participant or his Beneficiary under this Plan shall be paid solely out of the Trust Fund, and an Employer assumes no liability or responsibility therefor.

16.4 Notice of Address. Each person entitled to benefits under this Plan must file with the Plan Administrator, in writing, his Social Security number, his post office address and each change of post office address. Any communication, statement, or notice addressed to such person at his latest post office address as filed with the Plan Administrator will be binding upon such person for all purposes of the Plan, and neither the Trustee nor the Plan Administrator shall be obliged to search for or to ascertain the whereabouts of any such person. If the Plan Administrator notifies any such person that he is entitled to benefits under the Plan and also notifies him of the provisions of this section, and if such person fails to collect his benefits or make his whereabouts known to the Plan Administrator within two (2) years after any benefits hereunder shall become payable, the Plan Administrator will notify the Social Security Administration of such circumstances, and the Plan Administrator shall be justified in postponing any further action in such case pending directions from the Social Security Administration.

16.5 Actions by a Corporation. Whenever under the terms of this Plan a corporation is permitted or required to take some action,

such action may be taken by the Vice-President of Finance of the Sponsor, or by any other officer of the corporation who has been duly authorized by the Board of Directors of such corporation.

16.6 Rules of Construction. The terms and provisions of this Plan shall be construed according to the principles and in the priority as follows: first, in accordance with the meaning under, and which will bring the Plan into conformity with the Code and with ERISA; and, secondly, in accordance with the laws of the State of Missouri. The Plan shall be deemed to contain the provisions necessary to comply with such laws. If any provision of this Plan shall be held illegal or invalid, the remaining provisions of this Plan shall be construed as if such provision had never been included. Wherever applicable, the masculine pronoun as used herein shall include the feminine, and the singular shall be the plural.

16.7 Plan Mergers. In the event of any merger or consolidation with, or transfer of assets or liabilities to any other plan, each Participant in the Plan shall be entitled to a benefit immediately after the merger, consolidation or transfer if the other plan then terminated which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer if this Plan had then been terminated.

16.8 Forfeitures. No forfeitures under the Plan shall be applied to increase the benefits of any person under the Plan prior to the termination of the Plan or permanent discontinuance of Employer contributions to the Plan, and all forfeitures shall be used to reduce the Employer’s contributions.

16.9 Acceptance of Transfers from Other Qualified Plans. The Plan Administrator may direct the Trustee to accept a transfer of assets and liabilities on behalf of a Participant from the trustee of the Silgan Plastics Pension Plan for Hourly-Paid Employees (the “Hourly Plan”) on behalf of a Participant who transferred from employment covered by the Hourly Plan to Covered Employment under this Plan. Such a transfer shall be considered a plan amendment with the accrued benefit of such Participant under the Hourly Plan, determined at the time of such transfer, protected by Section 5.6; as well as a merger subject to Section 16.7. The Plan Administrator may establish such procedures as it deems appropriate to determine that the acceptance of such transfer will not adversely affect the qualified status of the Plan. For purposes of this section a rollover contribution is not considered a transfer.

ARTICLE XVII – TOP-HEAVY

17.1 Top-Heavy Determination. For purposes of this Article, the Plan will be determined to be Top-Heavy for a Plan Year if, as of the Determination Date for that Plan Year, the present value of the cumulative Accrued Benefits of Key Employees under this Plan exceeds sixty percent (60%) of the present value of the cumulative Accrued Benefits of all Participants under the Plan, as determined pursuant to Section 416(g) of the Code.

All Plans qualified under Section 401(a) of the Code and adopted by a member of the Controlled Group shall be aggregated and treated as one plan (the “Plan”) for purposes of this Article; except that any plan not required to be in an aggregation group under Section 416(g)(1)(A)(i) of the Code may be aggregated and treated as part of the Plan only if such aggregation group would continue to meet the requirements of Section 401(a)(4) and Section 410 of the Code with such plan being taken into account. The present value of the cumulative Accrued Benefit of a Participant in a defined contribution plan shall be the balance credited to the account of the Participant.

The Determination Date, with respect to any Plan Year, shall be the last day of the immediately preceding Plan Year.

17.2 Valuation as of Determination Date. The present value of the Accrued Benefit of the respective Participants as of a Determination Date shall be determined as if the Participant terminated employment on the Valuation Date used for computing plan costs for minimum funding purposes for the Plan Year ending on such Determination Date, using the actuarial assumptions set forth in Section 9.8. If the Controlled Group maintains more than one defined benefit plan and there is no single accrual rate used by all of such plans, the present value of the Accrued Benefit of each Participant shall be determined by treating the benefits of the non-Key Employees as accruing no more rapidly than the slowest rate permitted by Section 411(b)-(1)(C) of the Code (the fractional rule). Distributions made within the Plan Year that include such Determination Date and within the four (4) Plan Years immediately preceding such Plan Year shall be added to the present value of Accrued Benefits. The Accrued Benefit of a Participant who is not a Key Employee but who was a Key Employee in a prior year shall be disregarded. The Accrued Benefit of a Participant who has not performed services for a member of the Controlled Group during the five (5) Plan Years immediately preceding such Plan Year shall be disregarded. The Accrued Benefit derived from an unrelated rollover received by the Plan shall also be disregarded.

17.3 Key Employee. “Key Employee” means an Employee, former Employee or Employee’s Beneficiary who at any time during the Plan Year or any of the four (4) preceding Plan Years is:

(a)	An officer of an Employer having an annual compensation greater than fifty percent (50%) of the amount in effect under Section 415(b)(l)(A) of the Code for any such Plan Year;

(b)	One of the ten (10) Employees having annual compensation from an Employer of more than the limitation in effect under Section 415(c)(l)(A) of the Code and owning (or considered as owning within the meaning of Section 318 of the Code) the largest interests in an Employer;

(c)	A five percent (5%) owner of an Employer; or

(d)	A one percent (l%) owner of an Employer having an annual compensation from the Employer of more than $150,000,

as defined in accordance with Section 416(i)(l) of the Code.

17.4 Vesting Requirements. If the Plan is determined to be Top-Heavy for a Plan Year, the vested percentage of the Accrued Benefit of a Participant as of such Plan Year shall be redetermined in accordance with the following schedule:

After Two Years of Service	20%
After Three Years of Service	40%
After Four Years of Service	60%
After Five Years of Service	100%

If the Plan is determined to be Top-Heavy for a Plan Year and subsequently ceases to be Top-Heavy, the vesting provision in Article VI shall be applicable in such subsequent year; provided that any portion of the Accrued Benefit that was nonforfeitable before the Plan ceased to be Top-Heavy must remain so vested, and that any Participant with three (3) or more Years of Service may elect, with a reasonable time after receipt of notice by the Plan Administrator that the Plan is no longer Top-Heavy, to have his nonforfeitable percentage computed under the Plan as though the Plan continued to be Top-Heavy.

17.5 Minimum Benefits. If the Plan is determined to be Top-Heavy for a Plan Year, the Accrued Benefit derived from Employer contributions of each Participant, calculated as of any date from time to time, shall never be less than a monthly retirement income in the form of a Single Life Annuity, or a benefit in another form as permitted in Article IX that has an Actuarial Equivalent value to a Single Life Annuity, commencing at the Normal Retirement Age of the Participant, the monthly amount of which is equal to the Five-Year Average Compensation of the Participant multiplied by the lesser of:

(a)	Twenty percent (20%); and

(b)	Two percent (2%) for each Includable Year of Participation, where:

(i)	Five-Year Average Compensation means the Participant’s average monthly compensation for the five (5) consecutive Plan Years when the Participant had the highest aggregate compensation (as defined in Section 8.1) from an Employer; and

(ii)	Includable Year of Participation means each year of Benefit Service, excluding years of Benefit Service completed in a Plan Year beginning before January l, l984, and excluding Years of Benefit Service completed during a Plan Year when the Plan was not Top-Heavy.

17.6 Adjustment to Combination Defined Benefit Plan and Defined Contribution Plan Limitations. If the Plan is determined to be Top-Heavy for a Plan Year ending on or before January 1, 2000 in accordance with Section 17.1, paragraphs 2(B) and 3(B) of Section 415(e) of the Code shall be applied by substituting “1.0” for “1.25” unless:

(a)	Section 17.5 shall be applied by substituting “thirty percent (30%)” for “twenty percent (20%)” and by substituting “three percent (3%)” for “two percent (2%)”; and

(b)	The present value of the Accrued Benefits of Key Employees does not exceed ninety percent (90%) of the aggregate present value of the Accrued Benefits of all Participants under the Plan.

17.7 Subsequent Amendment of Provisions. In the event that it should be determined by statute or ruling by the Internal Revenue Service that the provisions of this Article are no longer necessary to qualify the Plan under the Internal Revenue Code, this Article shall be ineffective without amendment to the Plan.

17.8 EGTRRA Addendum.

(a)	Effective date. This section shall apply for purposes of determining whether the Plan is a top-heavy plan under Section 416(g) of the Code for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Section 416(c) of the Code for such years. This section amends Article XVII of the Plan.

(b)	Determination of top-heavy status.

(i)	Key Employee. Key Employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a five percent (5%) owner of the Employer, or a one percent (1%) owner of the Employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

(ii)	Determination of present values and amounts. This Section 17.8(b)(ii) shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of Employees as of the determination date.

(1)	Distributions during year ending on the determination date. The present values of accrued benefits and the amounts of account balances of an Employee as of the determination date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”

(2)	Employees not performing services during year ending on the determination date. The accrued benefits and accounts of any individual who has not performed services for the Employer during the 1-year period ending on the determination date shall not be taken into account.

(c)	Minimum benefits. For purposes of satisfying the minimum benefit requirements of Section 416(c)(1) of the Code and the Plan, in determining years of service with the Employer, any service with the Employer shall be disregarded to the extent that such service occurs during a Plan Year when the Plan benefits (within the meaning of Section 410(b) of the Code) no Key Employees or former Key Employees.

Silgan Plastics Corporation hereby adopts this 2009 Restatement this 31st day of December, 2008.

SILGAN PLASTICS CORPORATION

By:	/s/ Sherri L. Fransen

Title:	VP Finance

ATTEST:

/s/ Susan L. Sturm